                                                                     EXHIBIT 2.1
                                                                     -----------

                                                       Execution Copy #204307 v6








                     ======================================

                            STOCK PURCHASE AGREEMENT

                                      AMONG

                         ROBBINS & MYERS HOLDINGS, INC.

                                   (AS BUYER)

                                       AND

                              ROBBINS & MYERS, INC.

                         (AS SOLE STOCKHOLDER OF BUYER)

                                       AND

                               BRIAN FENWICK-SMITH

                                   (AS SELLER)

                                   MADE AS OF

                                 AUGUST 10, 2001

                     =====================================

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               PAGE

Section 1.        Definitions; Certain Interpretative Provisions..................................................1
         1.01     Definitions.....................................................................................1
         1.02     Other Interpretative Provisions.................................................................8
Section 2.        Purchase and Sale of Stock......................................................................8
         2.01     Purchase........................................................................................8
         2.02     Purchase Price..................................................................................8
         2.03     Earnout Consideration...........................................................................8
         2.04     Sale of Stock Consideration....................................................................10
         2.05     Establishment of Escrow Fund...................................................................10
         2.06     Right of First Refusal with Respect to Sale of Stock Consideration.............................11
Section 3.        Closing........................................................................................12
Section 4.        Representations and Warranties of Seller with Respect to Seller................................15
         4.01     Title to, and Transfer of, Romaco Stock........................................................15
         4.02     Authority of  Seller...........................................................................15
         4.03     No Violation by Seller.........................................................................15
         4.04     No Brokerage Fees..............................................................................15
         4.05     Litigation.....................................................................................15
         4.06     Investment Representations.....................................................................16
         4.07     Consents.......................................................................................16
         4.08     Disclosure of Transaction......................................................................16
Section 5.        Representations and Warranties of Seller Regarding the Companies...............................16
         5.01     Title to Capital Stock of Consolidated Subsidiaries............................................16
         5.02     Organization, Good Standing and Qualification..................................................16
         5.03     Capital Stock..................................................................................17
         5.04     Corporate Information Exhibit..................................................................17
         5.05     No Conflict; Required Filings; and Consents....................................................17
         5.06     Title to Properties; Absence of Liens, Etc.....................................................17
         5.07     Financial Information..........................................................................18
         5.08     Customers and Suppliers........................................................................18
         5.09     Claims.........................................................................................18
         5.10     Product Warranty...............................................................................18
         5.11     Product Liability..............................................................................19
         5.12     Contracts......................................................................................19
         5.13     Compliance with Applicable Laws; Permits.......................................................20
         5.14     Environmental Compliance.......................................................................21
         5.15     Loans of the Companies.........................................................................22
         5.16     Employee Plans.................................................................................22
         5.17     Labor Matters..................................................................................23
         5.18     Insurance......................................................................................23
         5.19     Intellectual Property..........................................................................23
         5.20     Absence of Certain Changes, Events or Conditions...............................................23
         5.21     Affiliates.....................................................................................24
         5.22     Companies in Liquidation.......................................................................24


         5.23     Brokers and Finders............................................................................24
         5.24     Predecessor Affiliates.........................................................................24
         5.25     Accuracy of Representations....................................................................24
Section 6.        Representations and Warranties of Buyer and R&M Parent.........................................25
         6.01     Organization and Standing......................................................................25
         6.02     Corporate Authority............................................................................25
         6.03     No Violation...................................................................................25
         6.04     Litigation.....................................................................................25
         6.05     Consents.......................................................................................26
         6.06     Investment Only................................................................................26
         6.07     Brokers and Finders............................................................................26
         6.08     Funds for the Purchase.........................................................................26
         6.09     R&M Parent Reports.............................................................................26
         6.10     Future Dealings with Non-Consolidated Subsidiaries.............................................27
         6.11     Continuity for Purposes of Calculation of the Earnout Consideration............................27
Section 7.        Certain Covenants of Seller....................................................................27
         7.01     Interim Operations of the Companies............................................................27
         7.02     Access, Information and Confidentiality........................................................29
         7.03     Confidentiality................................................................................29
Section 8.        Certain Covenants of Buyer.....................................................................29
         8.01     Confidentiality................................................................................29
Section 9.        Certain Additional Agreements and Covenants of Buyer and Seller................................29
         9.01     Regulatory Filings.............................................................................29
         9.02     Consummation of Transactions...................................................................30
         9.03     Public Announcements...........................................................................30
         9.04     Access to Records..............................................................................30
         9.05     Further Assurances.............................................................................30
         9.06     Expenses.......................................................................................31
         9.07     Consents.......................................................................................31
         9.08     Environmental..................................................................................31
         9.09     Guarantees of Obligations of Non-consolidated Subsidiaries.....................................32
Section 10.       Conditions to Buyer's Obligations..............................................................32
         10.01    Accuracy of Representations and Warranties.....................................................32
         10.02    Litigation.....................................................................................32
         10.03    Consents and Approvals.........................................................................32
         10.04    Employment Agreements .........................................................................32
Section 11.       Conditions to Seller's Obligations.............................................................33
         11.01    Accuracy of Representations and Warranties.....................................................33
         11.02    Litigation.....................................................................................33
         11.03    Consents and Approvals.........................................................................33
Section 12.       Survival of Representations and Warranties.....................................................33
Section 13.       Indemnity......................................................................................34
Section 14.       Termination....................................................................................38
         14.01    Termination of Agreement.......................................................................38
         14.02    Effect of Termination..........................................................................39


Section 15.       Taxes..........................................................................................39
Section 16.       Miscellaneous..................................................................................42
         16.01    Assignment; No Third-Party Rights..............................................................42
         16.02    Entire Agreement...............................................................................42
         16.03    Section and Other Headings; Number.............................................................42
         16.04    Notices........................................................................................42
         16.05    Governing Law..................................................................................44
         16.06    Consent to Jurisdiction........................................................................44
         16.07    Counterparts...................................................................................44
         16.08    Severability...................................................................................44

                         TABLE OF EXHIBITS AND SCHEDULES
                         -------------------------------

                                    EXHIBITS

A        -        Procedures for Calculating Earnout Consideration
B        -        Corporate Information Exhibit
C        -        Noncompetition Agreement of BFS
D        -        Escrow Agreement
E        -        R&M Parent Note Term Sheet

                                    SCHEDULES

1.01              -        Financial Statements
1.01(b)                    BFS Stock Purchase Agreement
5.06(a)           -        Real Property Schedule
5.06(b)           -        Title to Real Property and Tangible Assets
5.07              -        Financial Information
5.08              -        Customers and Suppliers
5.09              -        Claims
5.10              -        Product Warranty Claims
5.11              -        Product Liability
5.12              -        Contracts
5.13              -        Compliance with Applicable Laws; Permits
5.14              -        Environmental Compliance
5.15              -        Loans of the Companies
5.16              -        Employee Plans
5.17              -        Labor Matters
5.19              -        Intellectual Property
5.20              -        Absence of Certain Changes, Events or Conditions
6.05              -        Consents
15                -        Deficiencies

                            STOCK PURCHASE AGREEMENT
                            ------------------------

         THIS STOCK PURCHASE AGREEMENT is entered into as of the 10th day of August, 2001, between ROBBINS & MYERS HOLDINGS, INC., a Delaware corporation ("BUYER"), ROBBINS & MYERS, INC., an Ohio corporation ("R&M PARENT"), and BRIAN FENWICK-SMITH ("SELLER"), under the following circumstances:

                  A. Seller owns all of the issued and outstanding capital stock of Romaco N.V., a Netherlands Antilles corporation ("ROMACO"); and

                  B. Upon the terms and conditions of this Agreement, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the issued and outstanding capital stock of the Romaco;

         NOW, THEREFORE, SELLER, BUYER, R&M PARENT AGREE AS FOLLOWS:

         SECTION  1. DEFINITIONS; CERTAIN INTERPRETATIVE PROVISIONS.

         1.01 DEFINITIONS. For purposes of this Agreement, any amendment, Exhibit or Schedule, the following terms shall have the following meanings:

         "ACCOUNTANTS" means PricewaterhouseCoopers LLP, New York, New York office, or if such firm is unable or unwilling to serve as an arbitrator of disputes arising pursuant Section 2.03, then a firm of independent accountants of internationally recognized standing (other than Ernst & Young LLP) reasonably satisfactory to Buyer and Seller which shall not have any material relationship with Buyer, Seller or any of the Companies.

         "AFFILIATE" means, with respect to any Person, any other Person who is directly or indirectly controlling, controlled by or under the common control with such Person. For the purposes of this definition, the term "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" means this Stock Purchase Agreement, together with the Exhibits and Schedules.

         "BUYER GROUP" has the meaning set forth at Section 13(a).

         "BFS STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement among certain BFS Family Members and Romaco Finance B.V. included at SCHEDULE 1.01(b).

         "BFS TRANSACTION" means the sale of all of the stock of Randomat International B.V. to be effected pursuant to the BFS Stock Purchase Agreement immediately following the purchase of the Romaco Stock by Buyer pursuant to this Agreement.

         "BUSINESS" means the design, engineering, manufacture, marketing, distribution or sale of processing equipment, packaging equipment, printing or security equipment for use in the healthcare, nutraceutical, or cosmetic industries and includes the design, engineering, manufacture, marketing, distribution or sale of the products, parts, accessories or services offered for sale by any of the Companies during 2000 (the "CURRENT PRODUCTS AND SERVICES") and any products or services which now or hereafter are developed for the similar applications as those for which the Current Products and Services are used.

         "BUSINESS DAY" means any day other than a Saturday, Sunday, or a day on which the New York Stock Exchange is closed for regular trading.

         "BUYER" means Robbins & Myers Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of R&M Parent.

         "CLOSING," means the closing for which provision is made at Section 3.

         "CLOSING DATE," means the date of the Closing.

         "CONTRACT DATE" means the date set forth on the cover page of this Agreement as the date as of which this Agreement was executed.

          "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPANIES" means and includes Romaco and each of the Consolidated Subsidiaries and Non-Consolidated Subsidiaries.

         "CONSOLIDATED SUBSIDIARY(IES)" means, individually, a company which was accounted for on a consolidated basis (and not under the equity method) in the Year-end Financial Statements and, collectively, all of the companies that were accounted for on a consolidated basis in the Year-end Financial Statements; and all of the Consolidated Subsidiaries are identified and listed in the Corporate Information Exhibit.

         "CORPORATE INFORMATION EXHIBIT" means EXHIBIT B to this Agreement.

         "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated December 12, 2000 between Romaco and Buyer.

         "DECEMBER BALANCE SHEET" means the audited consolidated balance sheet of Romaco at December 31, 2000, which is included with the Financial Statements.

         "EARNOUT CALCULATION SCHEDULE" has the meaning set forth at Section 2.03(a).

         "EARNOUT CONSIDERATION" has the meaning set forth at Section 2.03(a).

         "EFFECTIVE TIME" means 11:59 p.m. on the Closing Date.

         "EMPLOYEE PLAN" mean any employment, bonus, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase, employee stock ownership, stock appreciation rights, savings, severance, termination, collective bargaining, group insurance, fringe benefit and other employee benefit, incentive and welfare plans, policies, contracts and arrangements, formal or informal, written or oral, and all trust agreements related thereto, relating to any present or former directors, officers or employees of any of the Companies; "DOMESTIC EMPLOYEE PLAN" means any Employee Plan maintained by any one of the Companies which is incorporated in the United States; and "FOREIGN EMPLOYEE PLANS" means any Employee Plan maintained by a Company which is incorporated outside of the United States.

         "ENVIRONMENTAL LAWS" means any and all Laws existing on the Closing Date relating to discharge or release of Hazardous Materials into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, use, treatment, storage, disposal, or handling of Hazardous Materials or the clean-up or other remediation thereof.

          "ESCROW AGENT," "ESCROW AGREEMENT," and "ESCROW FUND" have the respective meanings set forth in Section 2.05.

         "EXHIBIT" means any of the exhibits attached to this Agreement.

         "FINANCIAL STATEMENTS" means (i) the audited consolidated balance sheets of the Romaco as of December 31, 2000, 1999, 1998 and 1997 and the related consolidated statements of income and cash flows for the years ended December 31, 2000, 1999, 1998, and 1997 and (ii) the Interim Financial Statements, all of which are included at SCHEDULE 1.01.

         "GAAP" means International generally accepted accounting principles.

         "GUARANTEE PLEDGE" means the arrangement under which R&M Parent will hold R&M Parent Note A in its possession until the guarantee given by a Consolidated Subsidiary to secure obligations of Modulatus
Grundstucks-Vermietungsgesellschaft GmbH & Co Objeckt Worms KG related to real property located in Worms, Germany is released.

         "GOVERNMENTAL ENTITY" means any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign.

          "HAZARDOUS MATERIAL" means any substance defined as toxic, radioactive or otherwise hazardous under any Laws, and petroleum and any constituent thereof.

          "INITIAL CASH PORTION OF THE PURCHASE PRICE" has the meaning set forth at Section 2.01.

         "INTELLECTUAL PROPERTY" means all rights of any of the Companies in, to, or under any patent, trademark, service mark, trade name (including the corporate names of each of the

Companies) or copyright (or registrations or applications therefor) used in the Business or listed in SCHEDULE 5.19; all intellectual property rights, patent disclosures, inventions, know-how, confidential business information, computer software, web sites, domain names, data and documents, trade secrets or intellectual property, processes and formulae of any of the Companies; and licenses or other agreements to or from third parties regarding the foregoing.

         "INTERIM BALANCE SHEET" means the unaudited consolidated balance sheet of Romaco as of June 30, 2001, which was included with the Interim Financial Statements.

          "INTERIM FINANCIAL STATEMENTS" means the unaudited consolidated balance sheet of Romaco as of June 30, 2001 and the related consolidated statement of income for the six-month period then ended.

         "KNOWN TO SELLER" or "TO SELLER'S KNOWLEDGE" means any information, fact or matter known to any of the following persons: Seller, Robert Fenwick-Smith; Richard Oates; Rolf Bosshardt; Carlo Galli; Reindent Dooves; and Cor de Vos.

         "LAWS" means all applicable laws, regulations, rules, judgments, orders and decrees of Governmental Entities.

         "LEASED REAL PROPERTY" means the land, building, structures, or other real property listed at SCHEDULE 5.06(a) as currently being leased by any of the Companies.

         "LIEN" means a lien, encumbrance, security interest, mortgage, pledge, assessment, option, right of first refusal, restriction on voting or transfer, or other encumbrance, excluding any restriction on transfer of capital stock that may be imposed by federal or state securities laws.

         "MATERIAL" when used herein to limit a representation or warranty of a Person shall be interpreted as follows: whenever any representation or warranty of a Person contains an exception or limitation relating to "materiality," "material adverse" events or omissions, "material adverse effects" or similar concepts (other than "Material Adverse Closing Condition Effect") (collectively, "Materiality Tests"), such Materiality Tests shall be deemed to have been met (i.e., such events or omissions shall be deemed to be "material," "materially adverse," have a "material adverse effect" or otherwise meet a similar test), and such representation or warranty shall be deemed to have been breached, if such breach results in, or would be reasonably expected to result in, damages with respect to the matter being represented or warranted of (Euro)100,000 or more.

         "MATERIAL ADVERSE CLOSING CONDITION EFFECT" means a material adverse effect on the business, operations or financial condition of a Person and its Affiliates, if any, taken as a whole or a material adverse effect on the Person's ability to consummate the transactions contemplated hereby; provided, however, that a "Material Adverse Closing Condition Effect" shall not include any change or effect solely resulting from or attributable to (i) general national, international or regional economic or financial conditions, (ii) other developments which are not unique to such

Person and its Affiliates, but also affect other Persons who engage in the lines of business in which such party or its Affiliates, if any, are engaged, or (iii) the announcement or pendency of this Agreement or the transactions contemplated hereby.

         "NONCOMPETITION AGREEMENT OF SELLER" means the Noncompetition Agreement to be entered into between the Company and Seller in the form attached hereto as EXHIBIT C.

         "NON-CONSOLIDATED SUBSIDIARIES" means and includes the following companies: Randomat International B.V., a Netherlands company; Robannic Immobilien Verwaltungs GmbH, a German company; Roscherwerke GmbH, a German company; Geba Verwaltungs GmbH, a German company; GEBA GmbH + Co KG, a German company; Modulatus Grundstucks-Vermietungsgesellschaft GmbH & Co Objeckt Worms KG, a German company; Modulatus Grundstucks-Vermietungsgesellschaft GmbH, a German company

          "OBJECTION NOTICE" has the meaning set forth at Section 2.03(a).

         "OBJECTION PERIOD" has the meaning set forth at Section 2.03(a).

         "OWNED REAL PROPERTY" means the land, buildings, structures, fixtures, and other improvements located at the premises listed at SCHEDULE 5.06(a) as currently being owned by any of the Companies.

         "PER SHARE PRICE" has the meaning set forth at Section 2.02.

         "PERMITS" means any license, permit, approval, and authorization of a Governmental Entity which is necessary to conduct the Business.

         "PERMITTED LIENS" means (i) Liens for Taxes not yet due and payable or being contested in good faith, (ii) mechanic's and materialman's Liens and other Liens arising as a matter of Law, (iii) purchase money security interests, (iv) Liens the sole purpose of which is to secure payment of any loan listed in
SCHEDULE 5.15, and (v) Liens and imperfections of title that do not individually or in the aggregate materially detract from the value, or impair the use, of the assets as presently used.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Entity.

         "PRIVATE TRANSACTION" means any sale of the shares included in the Stock Consideration that is not effected on the New York Stock Exchange, another stock exchange, or another public trading market.

          "PURCHASE PRICE" has the meaning set forth at Section 2.02.

         "R&M PARENT NOTE AGREEMENT" means the agreement pursuant to which the R&M Parent Note A and R&M Parent Note B are to be issued.

          "R&M PARENT NOTE A" means a note substantially upon the terms set out in the R&M Parent Note Term Sheet, executed by R&M Parent and having the following additional details: (i) the principal amount shall be (euro) 2,452,000 and (ii) the issue date shall be the Closing Date.

         "R&M PARENT NOTE B" means a note substantially upon the terms set out in the R&M Parent Note Term Sheet, executed by R&M Parent and having the following additional details: (i) the principal amount shall be an amount in Euros equal to 50% of the Earnout Consideration and (ii) the issue date shall be deemed to be the earlier of (i) February 28, 2002 and (ii) 10 days after Buyer has received the necessary financial information to calculate the Earnout Payment

         "R&M PARENT" means Robbins & Myers, Inc., an Ohio corporation, which owns all of the issued and outstanding capital stock of Buyer.

         "R&M PARENT REPORTS" means all reports, registrations, and statements, together with any amendments thereto, filed by R&M Parent with the SEC since September 1, 1999, including but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements.

         "R&M PARENT STOCK" means the common shares, without par value, of R&M Parent which are traded on the New York Stock Exchange under the symbol "RBN."

         "R&M PARENT STOCK VALUE" means (Euro) 17,448,000.

          "READILY MARKETABLE" means with respect to the shares of R&M Parent Stock included in the Stock Consideration that 200,000 of such shares may be sold without registration under the Securities Act or any state securities laws beginning on the six-month anniversary date of the Closing Date, that an additional 200,000 of such shares included in the Stock Consideration may be sold without registration under the Securities Act or any state securities laws beginning on the 12-month anniversary date of the Closing Date, and that the remaining 200,000 of such shares included in the Stock Consideration may be sold without registration under the Securities Act or any state securities laws beginning on the 18-month anniversary date of the Closing Date.

          "REAL PROPERTY LEASES" means the agreements or documents pursuant to which any of the Companies leases, subleases, or otherwise occupies any of the Leased Real Property.

         "RECORDS" means, in the case of each of the Companies, all books and records of the Company including its tax returns, minute books, stock records, general ledger, all property and equipment records, production records, engineering records, purchasing and sales records, personnel and payroll records, accounting records, magnetic copies of computer files and documentation, customer and vendor lists, and other records and files of the each Company kept in the ordinary course of its business and in the possession of the Companies, Seller, or any Affiliate of Seller.

         "RETURNED PRODUCTS" has the meaning set forth at Section 2.03(c).

         "ROMACO" means Romaco N.V., a Netherlands Antilles corporation.

         "ROMACO STOCK" means all of the issued and outstanding capital stock of Romaco.

         "SCHEDULE" means any of the Schedules listed in the Table of Exhibits and Schedules to this Agreement.

         "SEC" means the United States Securities and Exchange Commission.

         "SELLER" means Brian Fenwick-Smith.

         "SELLER GROUP" has the meaning set forth at Section 13(b).

         "STATUTORY PLANS" means a plan maintained or sponsored by a Governmental Entity which provides pension, health, life insurance or other benefits to employees or former employees of a Company and to which the Company may or may not make contributions and with respect to which the Company has no unfunded future obligations.

         "SUBSEQUENT EARNOUT REVIEWS" has the meaning set forth at Section 2.03(e).

         "TAX" or "TAXES" means any foreign, federal, state or local income, gross receipts, license, severance, occupation, premium, environmental (including taxes under Section 59A of the Code), customs, duties, profits, disability, registration, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment insurance, social security (or similar), excise, sales, use, value-added, tariff, occupancy, franchise, real property, personal property, business and occupation, mercantile, windfall profits, capital stock, stamp, transfer, workman's compensation or other tax, fee or imposition of any kind whatsoever, including any interest, penalties, additions, assessments or deferred liability with respect thereto, whether disputed or not.

         "TAX RETURNS" means any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any Governmental Entity or required to be prepared in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes, including, without limitation, declarations of estimated tax and tax reports required to be filed with respect to any of the Companies or any of their income, properties or operations.

         "YEAR END FINANCIAL STATEMENTS" means the audited consolidated balance sheet of the Romaco as of December 31, 2000 and the related consolidated statement of income and cash flows for the year ended December 31, 2000.

         "WARRANTY AND LITIGATION RESERVE" means a total of (Euro) 1,800,000, which represents the sum of the product warranty reserve of (Euro) 1,700,000 and the litigation reserve of (Euro) 100,000 of the Companies included in the Interim Balance Sheet.

         1.02 OTHER INTERPRETATIVE PROVISIONS.

         (a) The words "hereof," "herein," and "hereunder and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

         (c) The term "capital stock" means the equity capital of a Person by whatever name called including common stock, preferred stock, ordinary shares, extraordinary shares, or quotas.

         (d) The term "certificate of incorporation" means the basic document under which a person is organized, for example, in the case of a Delaware corporation, it would be the Certificate of Incorporation; in the case of an Ohio corporation, it would be the Articles of Incorporation; and in the case of an Ohio limited liability company, it would be the Operating Agreement.

         (e) The terms "Euros" and "_" shall mean the monetary currency of the European Union; all references in this Agreement to monetary amounts are references to amounts in Euros unless it is clear from the context that a different currency is being specified.

         (f) The term "including" shall be deemed to be immediately followed by the term "but not limited to."

         SECTION 2. PURCHASE AND SALE OF STOCK

         2.01 PURCHASE. At the Closing, Buyer will purchase the Romaco Stock from Seller, and Seller will sell the Romaco Stock to Buyer, free and clear of Liens.

         2.02 PURCHASE PRICE. The purchase price to be paid by Buyer to Seller shall be comprised of the following consideration: (a) a cash payment of (Euro) 45,100,000 (the "INITIAL CASH PORTION OF THE PURCHASE PRICE"); (b) 600,000 shares of R&M Parent Stock (the "STOCK CONSIDERATION"); (c) the R&M Parent Note A; and (d) the Earnout Consideration, if any (the "PURCHASE PRICE").

         2.03 EARNOUT CONSIDERATION.

         (a) EARNOUT CALCULATION. The earnout consideration ("EARNOUT CONSIDERATION") shall be calculated in accordance with, and subject to the limitations set forth in, EXHIBIT A. As soon as practicable after December 31, 2001, but not later than March 15, 2002, Buyer shall furnish to Seller a schedule setting forth Buyer's calculation of the Earnout Consideration in accordance with EXHIBIT A (the "EARNOUT CALCULATION SCHEDULE"). Buyer shall allow Seller and its representatives timely and full access to all books, records, and work papers of the Companies that Seller may reasonably request to review the Earnout Calculation Schedule. If Seller objects to Buyer's calculation of Earnout Payment as shown on the Earnout Calculation Schedule, then within 30 days after Seller's receipt of such schedule (the "OBJECTION PERIOD"), Seller may object to such calculation by giving a written notice of objection to Buyer specifying in reasonable detail its objections (the "OBJECTION NOTICE") to the Earnout Calculation Schedule. Within 30 days after Buyer's receipt of the Objection Notice, Buyer and Seller shall meet on a date specified by Seller at the offices of Ernst & Young LLP, Amsterdam, Netherlands and attempt in good faith to reasonably resolve any disputes as to the calculation of Earnout Consideration. If Buyer and Seller are unable to resolve any such disputes, Seller may refer the matter to the Accountants for final determination as set forth in Section 2.03(b) provided such referral is made prior to June 30, 2002. If Seller does not deliver the Objection Notice to Buyer within the Objection Period, Seller shall be deemed to agree in all respects with Buyer's calculation of the Earnout Consideration.

         (b) ACCOUNTANTS' REVIEW OF EARNOUT CALCULATION SCHEDULE. If a matter set forth in the Objection Notice is timely referred to the Accountants by Seller sending to the Accountants (with a copy to Buyer) a copy of its Objection Notice and requesting the Accountants to resolve the disputes set forth in the Objection Notice in accordance with this Agreement, Buyer and Seller shall cause the Accountants to promptly review the Objection Notice, this Agreement, the Earnout Calculation Schedule, and the Earnout Consideration and the disputed items or amounts for the purpose of calculating the Earnout Consideration. In making such calculation, the Accountants shall independently determine the Earnout Consideration in accordance with this Agreement and shall deliver to Buyer and Seller, as promptly as practicable, a written report setting forth their calculation of the Earnout Consideration. Buyer and Seller shall provide such information to the Accountants as the Accountants may request in connection with their review of the Earnout Calculation Schedule and Earnout Consideration. The costs and expenses for the services of the Accountants shall be borne by Seller and Buyer in proportion to the extent to which the Accountants accept the respective positions of Seller and Buyer. For example, if Seller asserts that the Earnout Consideration should be increased by (Euro) 10,000 and Buyer asserts that no adjustment in the Earnout Consideration is warranted, and the Accountants determine that the Earnout Consideration should be increased by
(Euro) 4,000, Seller is responsible for 60% and Buyer is responsible for 40% of the costs of the Accountants.

         (c) PAYMENT OF EARNOUT CONSIDERATION. The Earnout Consideration shall be due and payable on the third Business Day after the Earnout Consideration is finally determined in accordance with this Section 2.03. The Earnout Consideration shall be paid 50% in cash and 50% by Buyer delivering the R&M Parent Note B to Seller. The 50% of the Earnout Consideration payable in cash shall bear interest at a rate of 6.0% per annum until paid, with such interest beginning to accrue on the earlier of February 28, 2002 and 10 days after Buyer has received the necessary financial information to calculate the Earnout Payment Any amount not timely paid shall bear interest at a rate per annum equal to the Default Rate set forth in the R&M Parent Note Agreement until the same is paid.

         (d) PRELIMINARY EARNOUT RELATED INFORMATION. During the period from the Closing Date through December 31, 2001, Buyer hereby agrees to furnish to Seller, upon his request, such financial information concerning the Companies for the then most recently completed fiscal month of the Companies that would be relevant to the calculation of the Earnout Consideration in accordance with EXHIBIT A. Seller understands and acknowledges that such information is being furnished in preliminary form and without formal review and is subject to additional review and normal year-end adjustments consistent with the procedures applicable to Buyer's preparation of the Earnout Calculation Schedule.

         (e) SUBSEQUENT EARNOUT REVIEW. Notwithstanding anything included in this Agreement to the contrary, Buyer shall be entitled to initiate a subsequent Earnout Consideration review (the "SUBSEQUENT EARNOUT REVIEW") if Buyer notifies Seller at any time prior to December 31, 2002 that (i) the Earnout Calculation Schedule, when previously finalized in accordance with this Agreement, included sales of products of the Companies which products were returned to one of the Companies prior to March 31, 2003 ("RETURNED PRODUCTS") provided, however, Returned Products shall not include any products tendered as a trade-in on another product of one of the Companies or as an exchange or swap for another product of one of the Companies, (ii) the calculation of the Earnout Consideration after eliminating the sales and EBITDA attributable to the Returned Products would result in the Earnout Consideration being at least
(Euro) 250,000 less than previously determined in accordance with this Agreement, and (iii) Buyer includes with such notice a revised Earnout Calculation Schedule showing the Earnout Consideration after eliminating the Returned Products. Upon Seller's receipt of the revised Earnout Calculation Schedule, the procedures under this Section 2.03 that were applicable to the previously furnished Earnout Calculation Schedule, including a new Objection Period, Objection Notice, and Accountants' review shall be followed in connection with the Subsequent Earnout Review. Any adjustment in the Earnout Consideration resulting from the Subsequent Earnout Review shall be made first to the R&M Parent Note B and then, to the extent necessary, be settled by payment of cash.

         2.04 SALE OF STOCK CONSIDERATION. Without the consent of R&M Parent, Seller may not sell any of the shares included in the Stock Consideration until six months after the Closing Date. After the sixth month anniversary date of the Closing Date, Seller may sell up to 200,000 of such shares; after the 12-month anniversary date of the Closing Date, Seller may sell an additional 200,000 of such shares; and after the 18-month anniversary date of the Closing Date, Seller may sell any of the shares included in the Stock Consideration that remain unsold.

         2.05 ESTABLISHMENT OF ESCROW FUND. At the Closing, Buyer shall deposit into escrow with Semanchin & Wetter LLP, Williamsville, New York (the "ESCROW AGENT"), 600,000 of the shares of R&M Parent Stock included in the Stock Consideration (the "ESCROW FUND"), which shall serve on a non-exclusive basis as collateral for the indemnification obligations of Seller pursuant to this Agreement. The deposit, maintenance and ultimate disposition of the Escrow Fund shall be governed by the terms of an escrow agreement, the form of which is attached hereto as EXHIBIT D (the "ESCROW AGREEMENT").

         2.06 RIGHT OF FIRST REFUSAL WITH RESPECT TO SALE OF STOCK CONSIDERATION. If prior to August 31, 2004, Seller desires to sell 100,000 or more of the shares included in the Stock Consideration in a Private Transaction, the following provisions shall apply:

         (a) In the event that Seller receives a bona fide offer from a third party to buy 100,000 or more of the shares included in the Stock Consideration in Private Transaction (an "OFFER"), Seller shall transmit to R&M Parent a written notice (the "SELLER NOTICE") setting forth: (i) the name, address and principal business activity of the proposed purchaser; (ii) the number of shares proposed to be sold to such person; (iii) the manner in which the sale is proposed to be made; and (iv) the price at which or other consideration for which, and the material terms upon which, such sale is proposed to be made, and stating that such person's Offer is, to the best knowledge of Seller, bona fide.

         (b) Upon receipt of the documents required to be furnished to it under subsection (a) proposing a sale, R&M Parent shall have an option to purchase all, but not less than all, of the shares proposed to be disposed of on the following terms and conditions:

                  (i) The purchase price and terms for the purchase of the shares purchasable upon exercise of the option shall be the price and terms specified in the Seller Notice; provided, however, that: (A) if the Offer is a tender offer, the price shall be the highest price paid by the successful tender offeror pursuant to the tender offer to any of the shareholders of R&M Parent (it being understood that if the price offered in any tender offer is increased, either by the original tender offeror or a third party, after R&M Parent has elected to exercise its option at a lower price, then R&M Parent shall have the right to re-examine its decision and to elect not to exercise such option so long as notice of its election not to exercise is received by the Seller at least 24 hours prior to the expiration of the tender offer and (B) if the price so specified is payable in whole or in part in property (which term shall include the securities of any other issuer), the price allocable to such property shall be cash equal to the fair market value of such property on the date R&M Parent receives the Seller Notice, as agreed upon within seven days after receipt thereof by the parties hereto or, if such parties are unable to agree, as determined by such investment banking firm as is mutually agreeable to both parties. In the event that the parties are unable to agree on an investment banking firm for the purposes of this subsection (i), each party shall name its own investment banking firm and such firms shall select a third investment banking firm to determine the value pursuant to this subsection (i). The costs and expenses of such third investment-banking firm shall be borne equally by Seller and R&M Parent.

                  (ii) If R&M Parent desires to exercise the aforesaid option to purchase the shares proposed to be disposed of, R&M Parent shall send a written notice (the "R&M NOTICE") informing Seller of such fact in time so that Seller receives such notice within two business days after the Seller Notice is received by R&M Parent but, in the case of a tender offer, in no event later than 24 hours prior to the expiration date of the tender offer.

                  (iii) At the time the R&M Parent Notice is transmitted, there shall be deemed to be a binding agreement between Seller and R&M Parent concerning the sale on the price and the terms as provided for herein. If R&M Parent delivers an R&M Parent's Notice to Seller, then on the third business day following R&M Parent's receipt of the Seller Notice, Seller will deliver to R&M Parent certificates for the shares of the Stock Consideration to be sold, duly endorsed for transfer or accompanied by a duly executed stock power, and R&M Parent will deliver to Seller the purchase price to be paid in accordance with the terms and conditions set forth in the Seller Notice. All payments shall be made in immediately available funds in Euros at the Exchange Rate in effect on the date the Seller's Notice was received by R&M Parent.

         If the conditions prescribed in subsection (a) have been met in connection with a proposed sale of shares of the Stock Consideration, and R&M Parent has not elected to exercise the option arising under subsection (b) hereof, then Seller shall be free to effect such sale for a period of 90 days, but only to the person specified in the Seller Notice at the price (or for the consideration) and on the terms specified in said notice, and if such sale does not occur within such 90 days, the shares of the Stock Consideration so proposed to be sold will continue to be subject to this Agreement to the same extent as if such sale pursuant to an Offer had not been proposed; and

                  (iv) Notwithstanding anything set forth in this Agreement to the contrary, the right of first refusal granted to R&M Parent in this
         Section 2.06 shall not apply to (A) sales of less than 100,000 shares or (B) to any sales effected on the New York Stock Exchange, any other stock exchange, or any other public trading market.

         SECTION 3. CLOSING.

         (a) The Closing under this Agreement shall take place at the offices of Thompson Hine LLP, 2000 Courthouse Plaza, NE, 10 West Second Street, Dayton, Ohio 45402, at 10:00 a.m., local time, on August 31, 2001 or at such other time, date, and place as may be mutually agreed upon by Seller and Buyer, but in no event may either of them be required to agree to a date later than September 15, 2001. At the Closing, the actions provided for in this Section 3 shall be taken and shall be deemed to occur simultaneously.

         (b) At the Closing, Seller shall, subject to the fulfillment to Seller's reasonable satisfaction of the conditions set forth in Section 11 or its waiver thereof, deliver to Buyer:

                  (i) The certificates representing all of the Romaco Stock, duly endorsed for transfer to Buyer by Seller and with any requisite tax transfer stamps or other documents attached, with each certificate being free and clear of any Lien;

                  (ii) the Noncompetition Agreement of Seller, dated the Closing Date and duly executed by Seller;

                  (iii) the Escrow Agreement, dated the Closing Date and duly executed by Seller;

                  (iv) the R&M Parent Note Agreement, dated the Closing Date and duly executed by Seller;

                  (v) a certificate, dated the Closing Date and duly executed by Seller, certifying that the conditions set forth in Section 10 have been satisfied;

                  (vi) an opinion, dated the Closing Date, of Duke, Holzman, Yaeger & Photiadis, LLP, in a form reasonably acceptable to counsel for Buyer;

                  (vii) stock certificates representing all of the outstanding capital stock of each of the Companies which has issued stock certificates, registered in the name of the respective owner of such certificates as set forth in the Corporate Information Exhibit, with each certificate being free and clear of any Lien;

                  (viii) a list of the directors and officers of each of the Companies shall be made available to Buyer at the office of Romaco in Monaco;

                  (ix) a certificate of the Secretary or Assistant Secretary of Romaco certifying as to Romaco (i) a true copy of the Certificate of Incorporation of Romaco and all amendments thereto, with original certification by the Secretary of State or other appropriate agencies in the state or jurisdiction of incorporation of Romaco and (ii) a true copy of the By Laws (or similar document) of Romaco as in effect on the Closing Date;

                  (x) certificates of good standing for each of the Companies organized under one of the states of the United States, dated no earlier than 30 days prior to the Closing Date;

                  (xi) all minute books and stock transfer records of each of the Companies will be delivered to Buyer by Seller certifying to Buyer that such items are at the office of Romaco in Monaco;

                  (xii) evidence of cancellation of (A) all obligations of the Companies to the Non-Consolidated Subsidiaries or Seller except for the rights of Seller or any of the Non-Consolidated Subsidiaries under this Agreement and (B) any guarantee of a Company of any obligation or liability of a Non-Consolidated Subsidiary or Seller except for the guarantee secured by the Guarantee Pledge;

                  (xiii) the BFS Stock Purchase Agreement, duly executed by Seller; and

                  (xiv) such other documents and instruments as are required to be delivered to Buyer by Seller pursuant to this Agreement at or prior to the Closing.

         (c) At the Closing, Buyer shall, subject to the fulfillment to its reasonable satisfaction of the conditions set forth in Section 10 or its waiver thereof, deliver to Seller the following:

                  (i) (A) evidence of the wire transfer in immediately available funds of (Euro) 39,706,000 to such bank accounts which Seller specified in writing to Buyer not less than 48 hours prior to the Closing Date and (B) evidence of the wire transfer in immediately available funds of
         (Euro) 5,394,000 to such bank account as Romaco Finance b.v. shall specify for the purpose of receiving Seller's payment of the amount due it from Seller as provided in the BFS Stock Purchase Agreement;

                  (ii) R&M Parent Note A, duly executed by R&M Parent;

                  (iii) Certificates representing the 600,000 shares of R&M Stock comprising the Stock Consideration, duly registered in the name of Seller, with any requisite tax transfer stamps or other documents attached, with each certificate being free and clear of any Lien;

                  (iv) the Noncompetition Agreement of Seller, dated the Closing Date and duly executed by R&M Parent and Buyer;

                  (v) the Escrow Agreement, dated the Closing Date and duly executed by Buyer;

                  (vi) the R&M Parent Note Agreement, dated the Closing Date and duly executed by R&M Parent;

                  (vii) a certificate, dated the Closing Date and executed by a duly authorized officer of Buyer, certifying that the conditions set forth in Section 11 have been satisfied;

                  (viii) an opinion, dated the Closing Date, of Thompson Hine LLP, counsel for Buyer, in a form reasonably acceptable to counsel for Seller;

                  (ix) copies of all resolutions of Buyer's and R&M Parent's Board of Directors authorizing the transactions contemplated hereby or otherwise relating to this Agreement and the transactions contemplated hereby, certified by the Secretary (or an Assistant Secretary) of Buyer or R&M Parent, as the case may be, as being in full force and effect on the Closing Date;

                  (x) the BFS Stock Purchase Agreement, duly executed by Buyer; and

                  (xi) certificate of the appropriate state official, dated no earlier than 30 days prior to the Closing Date, that Buyer is duly incorporated in the State of Delaware and that R&M Parent is in good standing in the State of Ohio; and

                  (xii) such other documents and instruments as are required to be delivered to Seller by Buyer pursuant to this Agreement at or prior to the Closing.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF SELLER WITH RESPECT TO SELLER. Seller represents and warrants to Buyer and R&M Parent, as follows:

         4.01 TITLE TO, AND TRANSFER OF, ROMACO STOCK. Seller has good and valid title to the Romaco Stock, free and clear of any and all Liens. Seller has the full legal right, power and authority to transfer, convey, and sell to Buyer at the Closing the Romaco Stock, and upon delivery of a certificate or certificates representing the Romaco Stock at the Closing as contemplated herein, Seller will transfer to Buyer good and valid title to the Romaco Stock, free and clear of any and all Liens.

         4.02 AUTHORITY OF SELLER. Seller has all power and authority necessary to enable him to enter into this Agreement and carry out the transactions contemplated by this Agreement. This Agreement has been duly executed by Seller, is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or from time to time affecting the enforcement of creditors' rights generally and except that the enforceability of Seller's obligations is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.03 NO VIOLATION BY SELLER. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Seller pursuant hereto, nor the consummation by Seller of the transactions contemplated hereby or thereby (i) will violate or be in conflict with any applicable law or any applicable judgment, decree, injunction or order of any Governmental Entity, or (ii) except for matters arising in connection with agreements, arrangements or mortgages relating to the loans listed in SCHEDULE 5.15, will, in any material respect, violate or conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien, upon any of the assets of Seller under, any term or provision of any contract, commitment, understanding, arrangement, agreement, order, arbitration award, judgment, decree or restriction of any kind or character to which Seller is a party or by which Seller or any of his assets or properties may be bound or affected.

         4.04 NO BROKERAGE FEES. No broker or finder has acted for Seller or any of the Companies in connection with this Agreement or the transactions contemplated hereby and no broker or finder is entitled to any brokerage or finders fee or other commissions in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of Seller or any of the Companies.

         4.05 LITIGATION. There is no order, judgment or decree of any Governmental Entity, by which Seller is bound and no action, suit or other legal, administrative or arbitration proceedings or investigations before any Governmental Entity is pending or, to the Seller's Knowledge, threatened, which, in each case, would prohibit the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         4.06 INVESTMENT REPRESENTATIONS. Seller is an "accredited investor" as defined in Rule 501 adopted under the Securities Act. Seller is acquiring the Stock Consideration, the R&M Parent Note A, and the R&M Parent Note B (the "SECURITIES") for his own account and not with a view to any distribution thereof. Seller acknowledges that the issuance of any of the Securities pursuant to this Agreement has not been registered under the Securities Act or any applicable state securities laws, in reliance upon an exemption from the registration requirements of the Securities Act and such state laws and none of the Securities so issued may be resold or transferred unless they are registered under the Securities Act and such state laws or unless an applicable exemption from registration is available (and the certificates evidencing the Stock Consideration, the R&M Parent Note A, and the R&M Parent Note B will bear legends setting forth such restrictions and the other restrictions imposed under this Agreement and the R&M Parent Note Agreement). Seller acknowledges receiving copies of the R&M Parent Reports and that he has had the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and the issuance of the Securities and to obtain any additional information which R&M Parent possesses or can acquire with reasonable effort or expense that is necessary to verify the accuracy of any information provided by R&M Parent to Seller.

         4.07 CONSENTS. No authorization, consent, approval, order of or filing with or notice to any Governmental Entity or other entity or person is necessary for the execution and delivery of this Agreement or any other agreement or document to be delivered by Seller or the consummation by Seller of the transactions contemplated hereby.

         4.08 DISCLOSURE OF TRANSACTION. Any Person who transferred or sold his shareholdings of Romaco since May 15, 2001 was aware of the terms of that certain letter of intent between Seller, as Stockholders' Representative, and R&M Parent, dated May 15, 2001.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF SELLER REGARDING THE COMPANIES. Seller represents and warrants to Buyer and R&M Parent, as follows:

         5.01 TITLE TO CAPITAL STOCK OF CONSOLIDATED SUBSIDIARIES. Romaco, directly or indirectly, owns of record and beneficially all of the issued and outstanding capital stock of the Companies to the extent set forth on EXHIBIT B, free and clear of any and all Liens.

         5.02 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Companies is a corporation or partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to carry on its business as it currently is conducted and to own, lease or operate the properties and assets it now owns, leases or operates. Each of the Companies is duly qualified or licensed to do business in each of the jurisdictions in which the conduct of its business or the character and location of any property or personnel of the Company requires such qualification or good standing, except where the failure to be so licensed or qualified would not have a material adverse effect.

         5.03 CAPITAL STOCK. All of the issued and outstanding shares of capital stock of each of the Companies has been validly authorized and duly issued and is validly outstanding, fully paid and nonassessable. There are no outstanding
(i) options, subscriptions, calls, puts, warrants or other rights with respect to the purchase or sale of capital stock of any of the Companies, (ii) securities convertible into or exchangeable for shares of any capital stock of any of the Companies, (iii) other commitments or agreements of any kind for the issuance of additional shares of capital stock of any of the Companies or options, warrants or other securities any of the Companies or (iv) commitments or agreements relating to the voting of any capital stock of any of the Companies.

         5.04 CORPORATE INFORMATION EXHIBIT. The information set forth in the Corporate Information Exhibit is true and accurate.

         5.05 NO CONFLICT; REQUIRED FILINGS; AND CONSENTS. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Seller pursuant hereto, nor the consummation by Seller of the transactions contemplated hereby or thereby (i) will violate any provision of the Certificate of Incorporation or By Laws of any of the Companies, (ii) will violate or be in conflict with any Laws, or (iii) except for matters arising in connection with agreements, arrangements or mortgages relating to the loans listed in SCHEDULE 5.15, will violate or conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien, upon any of the assets of any of the Companies under, any term or provision of the Certificate of Incorporation or By Laws of any of the Companies or of any contract, commitment, understanding, arrangement, agreement, order, arbitration award, judgment, decree or restriction of any kind or character to which any of the Companies is a party or by which any of the Companies or any of their assets or properties may be bound or affected, other than violations or conflicts which would not have a material adverse effect.

         5.06 TITLE TO PROPERTIES; ABSENCE OF LIENS, ETC.

         (a) REAL PROPERTY SCHEDULE. Set forth on SCHEDULE 5.06(a) is a complete list of all Owned Real Property and Leased Real Property identified by street address. Listed on SCHEDULE 5.06(a) is any lease, sublease or other agreement under which any of the Companies has rights with respect to the Leased Real Property. Except as listed on SCHEDULE 5.06(a), none of the Owned Real Property or Leased Real Property is leased or subleased by any of the Companies to another person.

         (b) TITLE TO REAL PROPERTY AND TANGIBLE ASSETS. Except as set forth in
SCHEDULE 5.06(b), each of the Companies has good and marketable title to all of its Owned Real Property and all of its other tangible properties and assets, including without limitation, those assets and properties reflected in the December Balance Sheet, free and clear of all Liens except (i) properties and assets disposed of since the date of the December Balance Sheet in the ordinary course of business; (ii) Permitted Liens; (iii) assets which any one of the Companies leases under a capitalized lease; and (iv) as to Leased Real Property, Liens arising as a result of actions or inactions of the landlord or owner of such properties unrelated to any default by any of the Companies under the terms of occupancy of such property. Each of the Companies owns, or has valid and enforceable rights as lessees to possess and use, all properties and assets used in the conduct of their respective businesses since January 1, 2001, other than any properties or assets disposed of since such date in the ordinary course of business.

         (c) CONDITION OF PROPERTIES. To Seller's Knowledge, none of the property, plant and equipment of the Companies is in need of repairs or replacement, except for ordinary and routine repairs and scheduled maintenance, items provided for in Romaco's budget for calendar year 2001, and items that would not, individually, be material in amount.

         5.07 FINANCIAL INFORMATION. The Financial Statements are in accordance with, and accurately reflect, the respective books and records of the Companies, and except as noted in SCHEDULE 5.07 or in such Financial Statements, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered by such statements and fairly present in all material respects the financial condition, assets and liabilities, net worth, profit and loss accounts and retained earnings of the Companies as of their respective dates and the results of operations for the periods then ended.

         5.08 CUSTOMERS AND SUPPLIERS. SCHEDULE 5.08 is a list of the ten largest customers of the Companies for the years ended December 31, 2000 and ten largest suppliers (measured by Euro volume in each case) of the Companies for the year ended December 31, 2000. None of the foregoing customers or suppliers has advised any of the Companies that it intends to cease dealing with any of the Companies or that it intends to reduce by 20% or more, when compared to the year ended December 31, 2000, its purchases from, or sales to, any of the Companies.

         5.09 CLAIMS. SCHEDULE 5.09 sets forth every action, suit or other legal proceeding, which involves any of the Companies and which is presently pending (except such actions, suits or proceedings as have not been served on any of the Companies and which are not Known to Seller), or, to Seller's Knowledge, is threatened against any of the Companies. To Seller's Knowledge, there are not any circumstances with regard to which there is a reasonable likelihood that a suit or proceeding will be brought against one of the Companies which would result in a payment by one of the Companies to the other party, not covered by insurance, of more than (Euro) 250,000. None of the Companies is in violation of any judgment, decree, injunction or order outstanding against it or applicable to any of its assets. No claim for a breach of any representation or warranty contained in this Section 5.09 shall be made against Seller until the aggregate cumulative costs of warranty work on the products of the Business shipped prior to June 30, 2001 incurred by Buyer or the Companies exceeds the Warranty and Litigation Reserve (after such reserve has been reduced for any costs charged against such reserve after the Closing Date).

         5.10 PRODUCT WARRANTY. Except as disclosed in SCHEDULE 5.10, there were no outstanding product warranty claims relating to products sold, or services provided, by the

Companies in excess of (Euro) 100,000. The Warranty and Litigation Reserve is sufficient to cover all obligations and liabilities of the Companies for repair or replacement of products of the Business under express warranties of the Companies for products shipped prior to June 30, 2001. No claim for a breach of any representation or warranty contained in this Section 5.10 shall be made against Seller until the aggregate cumulative costs of warranty work on the products of the Business shipped prior to June 30, 2001 incurred by Buyer or the Companies exceeds the Warranty and Litigation Reserve (after such reserve has been reduced for any costs charged against such reserve after the Closing Date).

         5.11 PRODUCT LIABILITY.

         (a) SCHEDULE 5.11 is a true and complete list of all product liability suits or actions which relate to products sold by any of the Companies which have been commenced since January 1, 1998 (except such suits or actions as have not been served on any of the Companies and which are not Known to Seller) or which, to Seller's Knowledge, have been threatened since January 1, 2000 to be asserted against Seller or any of the Companies.

         (b) Since January 1, 1998, there has not been any product recall by any of the Companies relating to any product which was manufactured, shipped or sold by any of the Companies.

         (c) To Seller's Knowledge, there are no design defects resulting in hazardous conditions, including without limitation, any failure to warn of any design defects, which involve any product manufactured, shipped, or sold by any of the Companies.

         5.12 CONTRACTS. SCHEDULE 5.12 is a true and complete list of each of the following contracts or agreements which any of the Companies is a party to, is bound by, or by which any property or assets of any of them may be bound:

         (a) any lease of tangible personal property having rentals in excess of
(Euro) 500,000 over the remaining term of the lease and which provides for rental payments and other charges that, in the aggregate, are in excess of current market rates or the tangible personal property covered by such lease is being used at less than 50% of such property's rated capacity;

         (b) all franchise, dealer, or other distribution agreements pursuant to which any of the Companies sells or otherwise distributes its products or services;

         (c) any agreement involving the licensing of Intellectual Property which is material to the business of any of the Companies;

         (d) any non-competition agreement, arrangement, or commitment which materially restricts the conduct of any line of business of any of the Companies;

         (e) any agreement with, or benefiting, any director or officer of any of the Companies and which provides for aggregate payments in any calendar year in excess of (Euro) 60,000, exclusive of salary and payments under Employee Plans;

         (f) any agreement, mortgage, indenture or other instrument relating to the borrowing of money by any of the Companies except for any of such instruments which relates to any of loans listed in SCHEDULE 5.15;

         (g) any agreement pursuant to which any of the Companies is obligated to lend money or make advances to any person (other than routine advances to any employee not to exceed (Euro) 10,000, deposits or advances in respect of products purchased in the ordinary course of business, and advances made to an employee in connection with the relocation of such employee by any of the Companies);

         (h) any agreement, arrangement or commitment to guarantee the obligations of, or to indemnify or exonerate from liability, any person, including any Non-Consolidated Subsidiary or any director or officer of any of the Companies (other than pursuant to applicable law or the Certificate of Incorporation or By Laws of any of the Companies), but (A) excluding any agreements relating to companies or real properties disposed of by one or more of the Companies prior to the Closing Date and (B) excluding any guarantees given to unrelated parties for customer advance deposits and contractual performance provided the aggregate amount of all such guarantees did not at June 30, 2001, and will not on the Closing Date, exceed (Euro) 15,500,000;

         (i) any agreement or arrangement relating to the voting or disposition of any securities of any of the Companies; and

         (j) any partnership, joint venture, or other agreement pursuant to which any of the Companies holds an equity interest in any person or entity.

Seller has delivered to Buyer true and complete copies of each contract listed on SCHEDULE 5.12 and each Real Estate Lease listed on SCHEDULE 5.06(a) . Except as set forth on SCHEDULE 5.12, none of the Companies is in default in any material respect under any contract and no condition or state of facts exists which, with notice or the passage of time, or both, would constitute such a default, except for such instances of default which would not have, individually or in the aggregate, a material adverse effect on the Companies.

         5.13 COMPLIANCE WITH APPLICABLE LAWS; PERMITS.

         (a) LAWS. Except as listed in SCHEDULE 5.13, (i) Each of the Companies is in compliance with all Laws applicable to it, except where the failure to be in compliance would not have, individually or in the aggregate, a material adverse effect and (ii) the Companies have not received any written notice of any administrative, civil or criminal investigation or audit by any Governmental Entity relating to the Companies which if decided adversely to a Company would have, individually or in the aggregate, a material adverse effect on the Companies; provided, however, that this Section 5.13 shall not apply to environmental matters which shall be governed by Section 5.14 only.

         (b) PERMITS. Except as set forth in SCHEDULE 5.13 OR SCHEDULE 5.14, each of the Companies has all permits, licenses, orders and approvals of all Governmental Entities required for it to carry on its business as presently conducted, except for such Permits, the absence of which will not have a material adverse effect on the Companies. All of such Permits are in full force and effect, and to Seller's Knowledge, no suspension or cancellation of any of them is being threatened, nor will any of the Permits be affected by the consummation of the transactions contemplated by this Agreement.

         5.14 ENVIRONMENTAL COMPLIANCE.

         (a) COMPLIANCE WITH LAW; PERMITS. Except as set forth in SCHEDULE 5.14, each of the Companies (i) is carrying on its business in compliance with all applicable Environmental Laws and (ii) has obtained all Permits which are required with respect to the operation of its business under applicable Environmental Laws, except for such instances of noncompliance or failure to obtain a Permit which do not, either alone or in the aggregate, materially and adversely affect the financial condition or operations of the Companies. Except as set forth in SCHEDULE 5.14, each of the Companies is in compliance with all terms and conditions of the required Permits and with any order, decree, or judgment of any Governmental Entity affecting any of the Companies or the Owned Real Property or the Leased Real Property, except for such instances of noncompliance which do not, either alone or in the aggregate, materially and adversely affect the Company.

         (b) LEGAL PROCEEDINGS. There are no actions, suits, demands, notices, claims, investigations or proceedings under any Environmental Laws pending or, to Seller's Knowledge, threatened against the any of the Companies or relating to any real property currently or previously owned, leased, occupied or used by any of them or requests for information from any Governmental Entity making inquiries relating to any Environmental Laws or any notice that the any of the Companies is or may be a potentially responsible party under any Environmental Laws.

         (c) RELEASES OF HAZARDOUS MATERIALS. There has not been any release of any Hazardous Materials on or from any real property currently or previously owned, leased, or operated by any of the Companies during the time any such property was owned, leased, or operated by any of them except for such releases which do not, either alone or in the aggregate, materially adversely affect the financial condition or operations of the Companies. The term "release" shall have the meaning given to such term in Section 101(22) of Comprehensive Environmental Response, Compensation and Liability Act.

         (d) OFF-SITE DISPOSAL OF HAZARDOUS MATERIALS. All Hazardous Materials removed from any property currently or previously owned, leased, or operated by any of the Companies during the time the property was owned, leased, or operated by any of the Companies was removed, transported off-site, treated, stored or disposed of in compliance with applicable Environmental Laws, except for such instances of noncompliance which do not, either alone or in the aggregate, materially and adversely affect the financial condition or operations of the Companies.

         (e) ENVIRONMENTAL CONDITIONS. To Seller's Knowledge there is no existing condition or contamination at any of the Owned Real Property or Leased Real Property that is required under applicable Environmental Laws to be remediated.

         5.15 LOANS OF THE COMPANIES. SCHEDULE 5.15 sets forth the following information with respect to all outstanding loans to any of the Companies as of the close of business on June 30, 2001: (a) lender; (b) borrower; (c) amount outstanding; (d) amount available; and (e) security for loan, if any; including any guarantee.

         5.16 EMPLOYEE PLANS.

         (a) REPRESENTATIONS APPLICABLE TO ALL EMPLOYEE PLANS.

                  (i) To Seller's Knowledge, each Employee Plan has been maintained, operated and administered in compliance with its terms and each Employee Plan currently complies, and has at all relevant times complied, in all material respects with applicable Laws.

                  (ii) Other than Statutory Plans, none of the Companies maintains, or has any liability with respect to any Employee Plan which provides actuarially determined benefits after termination of employment.

                  (iii) Except as set forth on SCHEDULE 5.16, no Employee Plan provides benefits, including without limitation, death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service, other than (A) temporary coverage mandated by applicable Laws, (B) Statutory Plans, (C) deferred compensation benefits fully accrued as liabilities on the books of the Company providing the same, or (D) benefits the full cost of which are borne by the current or former employee (or his or her beneficiary).

                  (iv) No Employee Plan is involved in or is the subject of any litigation or any claims other than routine benefit claims, and to Seller's Knowledge, no facts exists which are reasonably expected to result in the filing of any such litigation or claim that may have a material adverse effect on the Companies.

         (b) OTHER MATTERS.

                  (i) Each Employee Plan that is intended to meet the requirements of Code Section 401(a) and, where applicable, Code Section 401(k), and the trust forming the part thereof, has received a favorable determination letter from the Internal Revenue Service as to its qualification under the Code and to the effect that such trust is exempt from taxation under Code Section 501(a), and such determination letter has not been revoked; and to Seller's Knowledge, no event has occurred that will or could give rise to disqualification or loss of tax-exempt status of any such plan or trust under such Sections.

                  (ii) With respect to each Employee Plan (other than a Statutory Plan) which is funded by any of the Companies (A) all required contributions which are due for all periods ending prior to or as of the Closing Date will have been made by the Closing Date, and (B) all such contributions which are not due as of the Closing Date have been properly accrued to the extent required by GAAP.

                  (iii) Except as set forth on SCHEDULE 5.16, no employee or former employee of any of the Companies will become entitled to any bonus, retirement, severance, job security, or similar benefit or enhanced benefit, including accelerated vesting rights under the Employee Plans, or accelerated time for payments under the Employee Plans as a result of the transactions contemplated in this Agreement that, following the consummation of the transaction contemplated hereby, will be an obligation of any of the Companies or Buyer.

         5.17 LABOR MATTERS. Except as set forth on SCHEDULE 5.17, there are no controversies pending between any of the Companies and any of their respective employees, other than routine individual grievances which will not have a material adverse affect on the Companies.

         5.18 INSURANCE. A list and description of the insurance policies currently maintained by any of the Companies has been provided to Buyer. No notice of suspension or cancellation of any such policies has been received by any of the Companies or, to Seller's Knowledge, is threatened in writing.

         5.19 INTELLECTUAL PROPERTY. There are no pending and, to the best of Seller's Knowledge, threatened interference, opposition or infringement actions, or any other proceedings with respect to the Intellectual Property. SCHEDULE
5.19 lists all of the patents and registered trademarks, service marks, trade names and registered copyrights and all applications for any of the foregoing which are owned by any of the Companies. Subject to being challenged during any unexpired opposition period provided under applicable Laws or to being contested as improperly issued under applicable Laws, one of the Companies will be at the Effective Time the registered owner and have good and marketable title to the registered patents and trademarks in the listed jurisdictions and, to Seller's Knowledge, good title to all of the other Intellectual Property. Except as set forth in SCHEDULE 5.19, to Seller's Knowledge, each of the Companies has valid, binding, enforceable and rights to use all of the other Intellectual Property it uses. Buyer acknowledges that Seller does not make any representation or warranty hereunder that third parties cannot and do not lawfully possess and use in their business trade secrets, know-how, patents, trademarks, service marks, trade names, copyrights, applications for any of the foregoing and other similar proprietary or intellectual property rights or interests which are similar to the Intellectual Property. To Seller's Knowledge, there has been no infringement or misappropriation of the Intellectual Property.

         5.20 ABSENCE OF CERTAIN CHANGES, EVENTS OR CONDITIONS. Since December 31, 2000 and except as set forth in SCHEDULE 5.20, (i) each of the Companies have operated their businesses in the ordinary course on a basis consistent with past practice, (ii) each of the

Companies have paid each of their respective creditors in the ordinary course of business unless the existence or amount of indebtedness is being contested in good faith, (iii) except as reflected in the Interim Financial Statements, there has not been any material adverse change in the financial position, results of operations, or net worth of the Companies, (iv) none of the Companies has declared, set aside, or paid any dividend or other distribution (whether in cash, stock or property) in respect of its capital stock except to another of the Companies, or, directly or indirectly, redeemed or otherwise acquired any of its capital stock.; (v) none of the Companies has leased, sold or disposed of, or contracted to lease, sell or dispose of, in any single transaction or group of related transactions, any asset or group of assets having a value, or selling price, or aggregate rental, in excess of (Euro) 250,000 other than transactions involving the sale or lease of products of the Companies in the ordinary course of business, or (vi) none of the Companies has leased, purchased or otherwise acquired, in any single transaction or group of related transactions, any asset or group of assets having a purchase price or lease payments in excess of (Euro) 250,000, except in connection with the capital expenditure projects listed on
SCHEDULE 5.20.

         5.21 AFFILIATES. No part of the Business is conducted through any Affiliate of Seller other than the Companies.

         5.22 COMPANIES IN LIQUIDATION. In connection with the completion of the liquidation and dissolution of those Companies that are listed in the Corporate Information Exhibit as being in the process of liquidation or dissolution, the Companies will not, in the aggregate, incur more than (Euro) 100,000 in total additional costs or liabilities that are not accrued on the balance sheet which is included with the Interim Financial Statements.

         5.23 BROKERS AND FINDERS. None of Seller, the Companies or any of the Companies' directors, officers or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated hereby.

         5.24 PREDECESSOR AFFILIATES. For purposes of the representations, warranties, or covenants of Seller under this Agreement with respect to any Company, "Company" includes any predecessor company to a Company if the predecessor company was owned by any person who was or is an Affiliate of any person who is now an Affiliate of Seller.

         5.25 ACCURACY OF REPRESENTATIONS. No representation or warranty by or with respect to Seller or the Companies made by Seller and contained herein or in any Exhibit, Schedule, certificate or other document furnished by Seller pursuant hereto contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

         SECTION 6. REPRESENTATIONS AND WARRANTIES OF BUYER AND R&M PARENT. Buyer and R&M Parent hereby represent and warrant the following to Seller as of the date of this Agreement:

         6.01 ORGANIZATION AND STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to conduct its business and to own and lease its properties and assets. R&M Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, with the corporate power and authority to conduct its business and to own and lease its properties and assets.

         6.02 CORPORATE AUTHORITY. Each of Buyer and R&M Parent has the corporate power and authority to execute, deliver and carry out the terms of this Agreement and the other agreements and instruments to be executed and delivered by either of them in connection with the transactions contemplated hereby and thereby and has taken all necessary corporate action, including approval by their respective Board of Directors, to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and the other agreements and instruments to be executed and delivered by Buyer and R&M Parent in connection with the transactions contemplated hereby and thereby will be, the legal, valid and binding obligations of Buyer and R&M Parent, enforceable in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or from time to time affecting the enforcement of creditors' rights generally and except that the enforceability of each Seller's and R&M Parent's obligations is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         6.03 NO VIOLATION. Neither the execution or delivery of this Agreement or the other documents or instruments to be executed and delivered by Buyer and R&M Parent pursuant hereto, nor the consummation by Buyer and R&M Parent of the transactions contemplated hereby or thereby (i) will violate any provision of the Certificate of Incorporation or By-Laws of Buyer or R&M Parent, (ii) will violate or be in conflict with any applicable law or any judgment, decree, injunction or order of any court or governmental agency or authority or (iii) will on the Closing Date violate or be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or will result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the assets or properties of Buyer or R&M Parent under, any term or provision of the Certificate of Incorporation or By-Laws of Buyer or R&M Parent or of any contract, commitment, understanding, arrangement or agreement of any kind or character to which Buyer or R&M Parent is a party or by which Buyer or R&M Parent or any of their properties or assets may be bound or affected.

         6.04 LITIGATION. There is no action, suit, proceeding or investigation at law or in equity or by or before any Governmental Entity now pending or, to the knowledge of Buyer or

R&M Parent, threatened against Buyer or R&M Parent which would materially and adversely affect the financial condition of R&M Parent and its subsidiaries, taken as a whole, or the ability of Buyer or R&M parent to consummate the transactions contemplated hereby. For purposes of this Section 6.04, the definition of "material" at Section 1.01 shall not apply.

         6.05 CONSENTS. Except for the authorizations or consents set forth on
SCHEDULE 6.05, no authorization, consent, approval, order of or filing with or notice to any Governmental Entity or other entity or person is necessary for the execution and delivery of this Agreement or any other agreement or document to be delivered by Buyer or R&M Parent or the consummation by Buyer or R&M Parent of the transactions contemplated hereby.

         6.06 INVESTMENT ONLY. Buyer is acquiring the Romaco Stock solely for the purpose of investment and not with a view to, or for sale or other disposition in connection with, any distribution thereof. Buyer acknowledges that the Romaco Stock is not registered under the Securities Act of 1933, as amended (the "ACT"), or any applicable state securities laws and that the Romaco Stock may not be transferred, pledged or sold except pursuant to the registration provisions of the Act and such laws or pursuant to applicable exemptions therefrom. Buyer has such knowledge, experience and skill in evaluating and investing in common stocks and other securities, based on actual participation in financial investment and business matters, so that it is capable of evaluating the merits and risks of an investment in the Romaco Stock and has such knowledge, experience and skill in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Companies.

         6.07 BROKERS AND FINDERS. None of Buyer, R&M Parent or any of their directors, officers or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated hereby except to The Nassau Group, Inc. Buyer shall be responsible for paying the fee of The Nassau Group, Inc.

         6.08 FUNDS FOR THE PURCHASE. Buyer and R&M Parent have available to them funds sufficient to pay the Initial Cash Portion of the Purchase Price, the cash portion of the Earnout Payment, and all of their fees and expenses relating to this Agreement and the transactions contemplated hereby.

         6.09 R&M PARENT REPORTS. As of their respective dates, the R&M Parent Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of R&M Parent included in the R&M Parent Reports were prepared in accordance with United States generally accepted accounting principles (except as may be indicated therein or in the notes or schedules thereto or in the case of the unaudited consolidated interim financial statements, as permitted by Form 10-Q of the SEC) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates thereof and its consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of unaudited consolidated interim financial statements to normal year-end adjustments). Notwithstanding Section 1.01 of this Agreement to the contrary, "Material," when used in this Section 6.09, shall have the meaning associated in the case law of the United States when interpreting provisions of Section 10 of the Securities Exchange Act of 1934, as amended.

         6.10 FUTURE DEALINGS WITH NON-CONSOLIDATED SUBSIDIARIES. For at least a two-year period following the Closing Date, the Companies will afford any Non-Consolidated Subsidiary, which, prior to the Closing Date, was a supplier of manufacturing services or parts to a Company, the status of preferred supplier of such services and parts to the Companies that it provided such services and parts to prior to the Closing Date. Assuming that such products and services of the Non-Consolidated Subsidiary are competitive in price, quality and delivery, then any orders for such products and services that are placed by any of the Companies during such period will be first offered to the Non-Consolidated Subsidiary with which the Company placing the order had previously done business.

         6.11 CONTINUITY FOR PURPOSES OF CALCULATION OF THE EARNOUT CONSIDERATION. For the period from the Closing Date through December 31, 2001, R&M Parent will not permit any of the Companies to effect any changes in the operations of their respective businesses, including changes in pricing, management, personnel, or their respective budgets that would adversely impact the amount of the Earnout Consideration payable to Seller or the ability of Seller to verify the calculation of the Earnout Consideration.

         SECTION 7. CERTAIN COVENANTS OF SELLER.

         7.01 INTERIM OPERATIONS OF THE COMPANIES. During the period from the date of this Agreement to the Effective Time, except as specifically contemplated by this Agreement, as required by applicable Laws, or as otherwise consented to by R&M Parent in writing (and R&M Parent shall designate one or more persons to be available, which persons shall have the authority to provide such consent):

         (a) CONDUCT OF BUSINESS. Seller shall cause each of the Companies to conduct its business in, and only in, the regular course in substantially the same manner as heretofore conducted.

         (b) GOVERNING INSTRUMENTS. Seller shall not permit any of the Companies to make any change or amendment to or repeal their respective Certificate of Incorporation or By Laws.

         (c) CAPITAL STOCK. Except for entering into the BFS Stock Purchase Agreement, Seller shall not permit any of the Companies to issue or sell shares of capital stock or any other securities of any of them or issue any securities convertible into or exchangeable for, or rights to purchase relating to, or enter into any contract, commitment or arrangement with respect to the issuance of, any shares of capital stock or any other securities of any of them, or adjust, split, combine or reclassify any of their capital stock or other securities, or amend, permit acceleration of, or otherwise make any other changes in their capital structures.

         (d) DIVIDENDS. Except for dividends or distributions payable to a Company, Seller shall not permit any of the Companies to declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of its capital stock.

         (e) EMPLOYEE PLANS, COMPENSATION, ETC. Seller shall not permit any of the Companies to adopt or amend any Employee Plan. Seller shall not permit any of the Companies to increase the compensation or fringe benefits of any present or former director, officer or employee (except that, in the case of employees who are not officers, individual merit increases and promotional increases, not to exceed 5% of salary, in accordance with past practices may be granted, but no across-the-board or generally applicable increases may be granted), or pay any bonus, compensation or benefit not required by any existing Employee Plan, or hire any employee at an annual rate of compensation (including anticipated incentive compensation, if any) in excess of (Euro) 80,000, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         (f) SALE OF ASSETS. Other than in the ordinary course of business, Seller shall not permit any of the Companies to lease, sell or dispose of, or contract to lease, sell or dispose of, in any single transaction or series of related transactions, any asset or group of assets having a value, or selling price, or aggregate rental, in excess of (Euro) 250,000.

         (g) PURCHASE OF ASSETS. Other than in the ordinary course of business, Seller shall not permit any of the Companies to lease, purchase or otherwise acquire, in any single transaction or series of related transactions, any asset or group of assets having a value or purchase price, or lease payments, in excess of (Euro) 250,000, except that each of the Companies shall be permitted to, and shall, continue any existing capital expenditure projects or programs listed in SCHEDULE 5.20 in a manner consistent with the performance of such projects or programs prior to the date of this Agreement.

         (h) INVESTMENTS, LOANS AND GUARANTEES. Seller shall not permit any of the Companies to make any investment (whether by acquisition of stock, capital contribution or otherwise) in, or make any loan or advance to, or enter into or renew any guarantee on behalf of, any person which continues after the Effective Time, except for investments in cash equivalent instruments and investments by one Company in another Company.

         7.02 ACCESS, INFORMATION AND CONFIDENTIALITY.

         (a) During the period from the date of this Agreement to the Effective Time, Seller shall cause each of the Companies to provide to Buyer and Buyer's authorized representatives reasonable access during normal business hours to the facilities and to the books and records of each of the Companies and shall cause the officers of each of the Companies to promptly furnish Buyer with such information with respect to the business and properties of each of the Companies as Buyer or its authorized representatives from time to time may reasonably request.

         (b) Buyer and R&M Parent shall indemnify and hold Seller and the Companies and their respective employees and agents, and each of them, harmless from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable attorneys' fees incurred in connection therewith) arising out of or resulting from Buyer's or R&M Parent's exercise of its rights under this Section 7.02.

         7.03 CONFIDENTIALITY. After the Effective Time, Seller shall not use and keep confidential, except as to directors and officers of Buyer, R&M Parent and its Affiliates, all information concerning the Companies and the Business which was considered confidential by Seller or any of the Companies prior to the Closing Date, unless such information is required to be disclosed by law or is readily ascertainable from public or published information or trade sources.

         SECTION  8. CERTAIN COVENANTS OF BUYER.

         8.01 CONFIDENTIALITY. Buyer and R&M Parent agree that any information contained in any Schedule or Exhibit to this Agreement or otherwise provided to Buyer pursuant to this Agreement shall be held by Buyer as confidential information in accordance with, and shall be subject to the terms of the Confidentiality Agreement. The terms of the Confidentiality Agreement are hereby incorporated by reference herein and shall continue in full force and effect, and if this Agreement is terminated or if the Closing shall not have occurred for any reason whatsoever, the Confidentiality Agreement shall thereafter remain in full force and effect in accordance with its terms.

         SECTION 9. CERTAIN ADDITIONAL AGREEMENTS AND COVENANTS OF BUYER AND SELLER.

         9.01 REGULATORY FILINGS.

         (a) GENERAL. Seller and Buyer acknowledge that the transactions contemplated by this Agreement (i) require written notification to the Department of Enterprise, Trade and Employment of the Country of Ireland and the filing of a merger report with the competition regulatory authorities of the Country of Brazil and (ii) do not require filings with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act.

         (b) FILINGS. Seller and R&M Parent shall each promptly file such notifications and reports with the Countries of Ireland and Brazil as may be required and shall undertake in good faith to file promptly any supplemental information which may be requested in connection therewith, which notifications and reports comply, and filing of supplemental information will comply, in all material respects with the requirements of the Laws of the respective countries. Seller and R&M Parent shall each furnish the other with such information as either may reasonably request to make such filings.

         9.02 CONSUMMATION OF TRANSACTIONS. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to use its best efforts (i) to take, or cause to be taken, all such actions and to do, or cause to be done, all other things necessary to carry out its obligations hereunder;
(ii) to cause the conditions to the obligations of the other party hereto to be satisfied prior to or at the Closing; and (iii) to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement, including obtaining all waivers, permits, consents and approvals and effecting all registrations, filings and notices with or to third parties or Governmental Entities which are necessary in connection with the transactions contemplated by this Agreement; provided, however, that this Section 9.02 shall not require either party to waive any condition for its benefit or any performance hereunder by the other party; and provided, further, that this
Section 9.02 shall not require such party to take any action the result of which, in its reasonable judgment, would be to impose material limitations on its ability to consummate and retain the full benefits of the transactions contemplated hereby.

         9.03 PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, Buyer and Seller will mutually agree on any announcement or correspondence with or to the public or customers, suppliers, manufacturer's representatives, or employees of the Companies about the terms and conditions of this Agreement or the transactions contemplated hereby unless such announcement merely reiterates information that was contained in the original press release announcing the execution of this Agreement or is required by law in the good faith opinion of counsel and in such a case, the announcing or corresponding party will notify the other party and provide it in advance with a copy of the public disclosure and an opportunity to comment on such proposed disclosure.

         9.04 ACCESS TO RECORDS. Buyer agrees that on and after the Effective Time it will permit Seller and its agents during normal business hours to have access to and examine and make copies of the Records which are delivered to Buyer pursuant hereto provided that Seller certifies that Seller requires such information in connection with the preparation of Tax Returns or the preparation accounting or regulatory reports or filings. Seller agrees that each of them will use its best efforts to prevent the disclosure to any person or use by any person other than Seller of any confidential information which is delivered to Seller pursuant to this Section 9.04 other than pursuant to a court order or subpoena or with respect to Tax Returns and other reports required by law.

         9.05 FURTHER ASSURANCES. Each party shall at the request of the other party do and perform or cause to be done and performed all such further acts and furnish, execute and deliver such other documents, instruments, certificates, notices or other further assurances as counsel for the requesting party may reasonably request, from time to time, to consummate more effectively the transactions contemplated by this Agreement or to vest in Buyer all of Seller's right, title and interest in the Companies.

         9.06 EXPENSES. Except as otherwise provided in this Agreement, each party will pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

         9.07 CONSENTS. Prior to or at the Closing, Seller shall use commercially reasonable efforts to obtain all consents or waivers from third parties necessary to assure that the sale of the Romaco Stock to Buyer does not result in termination of any of the Contracts.

         9.08 ENVIRONMENTAL. Buyer represents that it has provided Seller with copies of all of the Phase I environmental reports which Buyer obtained with respect to the Owned Real Property and Leased Real Property. Buyer understands that such reports recommend that certain additional Phase II environmental testing be performed at three sites (the "Properties"), namely: the Owned Real Property in Rheinfelden, Switzerland and in Neuenburg, Germany and the Leased Real Property in Remschingen, Germany (the "Phase II Testing"). Prior to December 31, 2001, Buyer, at its expense, shall complete the Phase II Testing as outlined in the Phase I reports and provide copies of reports with respect to such Phase II testing to Seller. If the Phase II Testing reports indicate environmental conditions at the Properties that, under applicable Laws, are required to be remediated, then Buyer, in consultation with Seller and its representatives, shall obtain cost estimates for the remediation that is required. If Seller disputes that remediation is required or the nature of the remediation or that the cost estimates for the proposed remediation activities are reasonable, Seller shall be afforded an opportunity to meet with representatives of Buyer and its environmental consultants in Monaco and to present information with respect to the same to Buyer and its environmental consultants. After Seller has been afforded the opportunity to meet with Buyer and its representatives as set forth in the preceding sentence, then Buyer and the Companies shall proceed to take reasonable steps to remediate the environmental conditions at the Properties to the extent required to bring the Properties in compliance with applicable Laws. All costs incurred by Buyer or any of the Companies pursuant to the preceding sentence shall be billed to Seller and paid by Seller within 10 days after a bill for the same is received by Seller either (i) if the Earnout Payment has not yet been paid, then by deducting such amount from the Earnout Payment as provided in the Earnout Calculation Schedule, with any balance to be paid in accordance with following clause and (ii) if the Earnout Payment has been paid, then by Seller wire transferring funds to the account designated by Buyer in the bill or by advising Buyer in writing that the amount of the bill should be deducted from the outstanding principal amount of R&M Parent Note A or R&M Parent Note B, or any combination of the foregoing methods of payment. Nothing herein shall have the effect of waiving Seller's rights to challenge any such bill on the basis that the remediation was not required under applicable Laws or the remediation costs were not reasonable. Seller shall also be responsible for complying with the State of New Jersey's property transfer law, known as the "Industrial Site Recovery Act," to the extent compliance with the same is required in connection with the transactions contemplated herein.

         9.09 GUARANTEES OF OBLIGATIONS OF NON-CONSOLIDATED SUBSIDIARIES. At the Closing, Seller shall deliver R&M Parent Note A to R&M Parent in order to give effect to the Guarantee Pledge. When the guarantee secured by the Guarantee Pledge is fully released, then R&M Parent shall deliver the R&M Parent Note A to Seller. In the event R&M Parent or any of its Affiliates incur any loss as a result of the guarantee secured by the Guarantee Pledge, then the principal amount of the R&M Parent Note A may be reduced to the extent necessary to cover such loss.

         SECTION 10. CONDITIONS TO BUYER'S OBLIGATIONS. The obligations of Buyer are subject to satisfaction, prior to or at the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Buyer):

         10.01 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true and correct in all respects (but without regard to any materiality qualification) as of the Closing Date with the same effect as though made as of the Closing Date, except
(i) for changes specifically permitted by the terms of this Agreement; (ii) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date; (iii) where the failure of the representations and warranties in the aggregate to be true and accurate in all respects would not have a Material Adverse Closing Condition Effect; and (iv) Seller shall have performed and complied with, in all material respects, all agreements, obligations and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

         10.02 LITIGATION. No action, suit, or proceeding relating to the transactions contemplated hereby shall be instituted by any party and remain pending in which there is, or is likely to be, sought a temporary, preliminary or permanent judgment, order or decree restraining or enjoining consummation of the transactions contemplated hereby or requiring any holding separate or divestiture of any substantial portion of the assets of any of the Companies by Buyer.

         10.03 CONSENTS AND APPROVALS. All approvals, agreements and consents of any party necessary to consummation by Seller of the transactions contemplated by this Agreement shall have been obtained and delivered to Buyer.

         10.04 EMPLOYMENT AGREEMENTS. Each of the following persons shall have entered into an Employment Agreement with R&M Parent: Robert Fenwick-Smith; Richard Oates; Rolf Bosshardt; Carlo Galli; Reindent Dooves; and Cor de Vos.

         SECTION 11. CONDITIONS TO SELLER'S OBLIGATIONS. The obligations of Seller under this Agreement are subject to satisfaction prior to or at the Closing of each of the following conditions (all or any of which may be waived in whole or in part by Seller):

         11.01 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer and R&M Parent contained in this Agreement shall be true and correct in all respects (but without regard to any materiality qualification) as of the Closing Date with the same effect as though made as of the Closing Date, except (i) for changes specifically permitted by the terms of this Agreement; (ii) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date; (iii) where the failure of the representations and warranties in the aggregate to be true and accurate in all respects would not have a Material Adverse Closing Condition Effect; and (iv) Buyer and R&M Parent shall have performed and complied with, in all material respects, all agreements, obligations and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

         11.02 LITIGATION. No action, suit or proceeding relating to the transactions contemplated hereby shall be instituted by any party and remain pending in which there is, or is likely to be, sought a temporary, preliminary or permanent judgment, order or decree restraining or enjoining consummation of the transactions contemplated hereby.

         11.03 CONSENTS AND APPROVALS. All approvals, agreements and consents of any party necessary to Buyer's consummation of the transactions contemplated by this Agreement shall have been obtained by Buyer and delivered to Seller.

         SECTION 12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         (a) Except as provided in subsection (b) below, all representations and warranties made by Seller to Buyer and by R&M Parent and Buyer to Seller in this Agreement shall survive the Effective Time and continue until August 31, 2003 or until the termination and abandonment of this Agreement pursuant to Section 14. Any right of indemnification pursuant to Section 13 with respect to a claimed breach of a representation or warranty shall expire at the date of termination of the representation or warranty claimed to be breached (the "TERMINATION Date"), unless on or prior to the Termination Date written notice asserting such breach, which shall reasonably set forth, in light of the information then known to the party giving such notice, a description of and estimate (if then reasonable to make) of, the amount involved in such breach (the "ESTIMATED CLAIM") has been given to the party from whom indemnification is sought. Provided that an Estimated Claim is timely made, it may continue to be asserted beyond the Termination Date of the representation and warranty to which such Estimated Claim relates.

         (b) Notwithstanding anything in this Section 12 to the contrary:

                  (i) the representations and warranties made in Sections 4.01 to 4.03, inclusive, 5.01, 5.03, 5.04, and 6.01 to 6.03, inclusive, shall not expire;

                  (ii) the representations and warranties made in Section 15 shall expire 90 days after the expiration of the period during which any Tax deficiency may be asserted for any period prior to the Effective Time; and

                  (iii) the representations and warranties made in Section 5.14 shall expire on August 31, 2006.

         (c) The covenants and agreements of Seller or Buyer set forth in this Agreement shall survive the Closing and shall continue until all obligations set forth herein shall have been performed or satisfied or they shall have terminated in accordance with their terms.

         SECTION 13. INDEMNITY.

         (a) INDEMNIFICATION OF BUYER GROUP. Subject to the terms and conditions of this Section 13, Seller hereby agrees to indemnify, defend and hold harmless Buyer, R&M Parent, each of the Companies, and each of their respective Affiliates, directors, officers and employees and the successors and assigns of any of them (the "BUYER GROUP") at any time after the Effective Time from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable fees and expenses of counsel), (collectively, "DAMAGES"), asserted against, resulting to, imposed upon or incurred by any member of the Buyer Group, directly or indirectly, by reason of or resulting from:

                  (i) a breach of any representation or warranty of Seller contained in Section 4, 5, or 15;

                  (ii) a breach by Seller of any covenant, agreement or obligation of Seller contained in or made pursuant to this Agreement;

                  (iii) any real property owned by Seller, any of the Companies, or an Affiliate of Seller which was disposed of prior to the Effective Time or any real property leased or otherwise used by Seller, any of the Companies, or any Affiliate of Seller as to which the lease or the right of use terminated prior to the Effective Time (the "FORMER PROPERTIES");

                  (iv) any Hazardous Materials that were removed prior to the Effective Time from (A) the Former Properties or (B) any real property owned by Seller or an Affiliate of Seller, including the Companies;

                  (v) the sale by Seller or any Affiliate of Seller, including the Companies, of the capital stock of any Person (other than the Companies) or the assets of any Person where the assets sold or divested constituted more than 50% of the assets of such Person at the time of sale or divestiture;

                  (vi) any matter disclosed or required to be disclosed in
         SCHEDULE 5.09, except that no Damage payments are required pursuant to this section until the Warranty and Litigation Reserve is exhausted and the Minimum Amount at Section 13(c)(i) has been exceeded;

                  (vii) any obligation of the Companies, with respect to acts or omissions occurring prior to the Effective Time, to indemnify any person elected or appointed a director or officer of any of the Companies at any time prior to the Effective Time, in his or her capacity as a director or officer of any of the Companies or a former director or officer of any of the Companies, arising under any of the Companies' certificate of incorporation, bylaws, by contract or otherwise, provided, however, this clause (vii) does not apply to any Person who remains, or becomes, an employee or consultant to any of the Companies after the Effective Time;

                  (viii) any actual bodily injury or physical damage to properties (other than products manufactured or serviced by the Companies) or persons which actually happened prior to the Effective Time and is attributable to a product manufactured or service performed or the omission of a service that should have been performed by any of the Companies or by the Seller or an Affiliate of Seller;

                  (ix) the purchase of any capital stock of Romaco by Seller from a former stockholder of Romaco or the failure of Seller to inform any former stockholder of Romaco of any of the matters set forth in this Agreement;

                  (x) any Taxes incurred by any of the Companies in connection with the corporate restructuring by which Modulatus Grundstucks-Vermietungsgesellschaft GmbH & Co Objeckt Worms KG and Modulatus Grundstucks-Vermietungsgesellschaft GmbH became subsidiaries of Randomat International B.V. or in connection with the sale of the Non-Consolidated Subsidiaries pursuant to the BFS Stock Purchase Agreement and; or

                  (xi) any guarantee of any obligation or liability of a Non-Consolidated Subsidiary or Seller by Romaco or a Consolidated Subsidiary.

         (b) INDEMNIFICATION OF SELLER GROUP. Subject to the terms and conditions of this Section 13, Buyer and R&M Parent hereby agree to indemnify, defend and hold harmless Seller and the successors and assigns of Seller (the "SELLER GROUP") at any time after the Effective Time, from and against all Damages asserted against, resulting to, imposed upon or incurred by any member of the Seller Group, directly or indirectly, by reason of or resulting from:

                  (i) a breach of any representation or warranty of Buyer or R&M contained in or made pursuant to this Agreement; or

                  (ii) the breach by Buyer or R&M of any covenant, agreement or obligation of Buyer contained in or made pursuant to this Agreement (collectively with the claims set forth in Section 13(a), "CLAIMS");

         (c) INDEMNIFICATION THRESHOLD AND MAXIMUM LIABILITY FOR CERTAIN CLAIMS.

                  (i) MINIMUM AMOUNT FOR CERTAIN DAMAGES. Notwithstanding anything contained in this Agreement to the contrary, Seller shall not, except in instances of knowing, intentional fraud, be liable to indemnify any member of the Buyer Group for Damages pursuant to Section 13(a)(i) resulting from a breach of a representation or warranty of Seller contained in Sections 4, 5, or 15 of this Agreement or resulting from a breach by Seller of any agreement or indemnification obligation of Seller set forth in Section 15 of this Agreement or resulting from a breach by Seller of any agreement or indemnification obligation of Seller set forth in Section 13(a)(vi) of this Agreement until the aggregate amount of all such Damages or indemnification obligations, in the aggregate, exceeds (Euro) 1,500,000 (the "MINIMUM AMOUNT") and then Seller shall be liable for all Damages in excess of the Minimum Amount, except that the Minimum Amount shall not apply to reduce Damages payable by Seller if the damages result from a breach of a representation and warranty contained in Sections 4.01 to 4.04, inclusive, 5.01, 5.03, or 5.04.

                  (ii) MAXIMUM LIABILITY FOR CERTAIN DAMAGES. Notwithstanding anything contained in this Agreement to the contrary, Seller shall not, except in instances of knowing, intentional fraud, be liable to indemnify any member of the Buyer Group for Damages claimed pursuant to
         Section 13(a)(i) in excess of (Euro) 25,000,000 except that such limitation shall not apply to Damages relating to a breach of a representation and warranty contained in Sections 4.01 to 4.04, inclusive, 5.01, 5.03, or 5.04 or an indemnification obligation or agreement made pursuant to Section 15.

         (d) PROCEDURES APPLICABLE TO THIRD-PARTY CLAIMS. The obligations and liabilities of a member of the Seller Group or of the Buyer Group to indemnify a member of the other group under Section 13(a) or (b) with respect to Claims asserted by a person other than a member of the Buyer Group or the Seller Group shall be subject to the following terms and conditions:

                  (i) RIGHT OF INDEMNIFYING PARTY TO ASSUME DEFENSE OF CLAIM. The party to be indemnified (the "INDEMNIFIED PARTY") shall give the other party (the "INDEMNIFYING PARTY") prompt notice of any such Claim, and, subject to the provisions of Section 13(d)(v), the Indemnifying Party, at its sole cost and expense, shall have the right, upon written notice to the Indemnified Party that it is assuming defense of the Claim, to assume the defense of the Claim while reserving its right to contest the issue of whether it is liable to the Indemnified Party for any indemnity hereunder. If the Indemnifying Party assumes the defense of the Claim, it shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of the Claim and shall defend or settle the same; provided, however, that if it shall later be determined that the Indemnified Party is not entitled to indemnification with respect to the matter as to which Indemnifying Party has undertaken the defense of the Claim, the Indemnified Party shall reimburse the Indemnifying Party for reasonable fees and disbursements of counsel and for any amounts paid in judgment or settlement prior to such determination.

                  (ii) CONTROL OF THE DEFENSE. The contest of the Claim may be conducted in the name and on behalf of the Indemnifying Party or the Indemnified Party, as may be appropriate. Subject to compliance by the Indemnifying Party with the other requirements of this Section 13(d)(ii), such contest shall be conducted diligently by reputable counsel employed by the Indemnifying Party, but the Indemnifying Party shall keep the Indemnified Party fully informed with respect to the Claim and the contest thereof. Subject to compliance by the Indemnifying Party with the other requirements of this Section 13(d)(ii), if the Indemnified Party joins in any such contest, the Indemnifying Party shall have full authority, in consultation with the Indemnified Party, to determine all action to be taken with respect thereto; provided, however, the Indemnifying Party shall not consent to a settlement of, or the entry of any monetary judgment arising from, the Claim, without the prior written consent of the Indemnified Party which shall not be unreasonably withheld or delayed; and further provided that if the Indemnified Party shall fail or refuse to consent to a settlement or judgment proposed by the Indemnifying Party and a judgment thereafter shall be entered or a settlement shall be effected in an amount in excess of the settlement or judgment proposed by the Indemnifying Party, the Indemnifying Party shall have no liability hereunder with respect to such excess or any expenses or other Damages related thereto arising after the date such settlement or judgment is so proposed. In no event shall the Indemnifying Party have authority to agree to any relief other than the payment of money damages by the Indemnifying Party unless agreed to by the Indemnified Party.

                  (iii) COOPERATION IN DEFENSE. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel, including permitting reasonable access to books and records, in contesting any Claim which the Indemnifying Party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Claim, or any cross-complaint against any person, but the Indemnifying Party will reimburse the Indemnified Party for reasonable out-of-pocket costs (but not the cost of employee time expended) incurred by the Indemnified Party in so cooperating. The Indemnifying Party agrees to use its best efforts to afford the Indemnified Party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities, asserting any Claim against the Indemnified Party or conferences with representatives of or counsel for such persons.

                  (iv) FAILURE OF INDEMNIFYING PARTY TO ASSUME DEFENSE. If the Indemnifying Party does not assume the defense of the Claim in accordance with the terms hereof within 20 days after the receipt of notice thereof, the Indemnified Party may, at the

         Indemnifying Party's expense, defend against the Claim in such reasonable manner as it may deem appropriate; provided that the Indemnified Party shall not agree to any settlement of the Claim without the prior written consent of Indemnifying Party, which shall not be unreasonably withheld or delayed.

                  (v) CLAIMS BELOW THE MINIMUM AMOUNT. The right to indemnification pursuant to Section 13(a)(i), Section 13(a)(vi) and
         Section 15(b) does not arise with respect to a Claim until the aggregate amount of all Damages alleged in the Claim, together with all prior Claims, exceeds the Minimum Amount, except that the party who would be the Indemnifying Party if the Minimum Amount had been reached shall have the right to participate in, but not control, the defense of the Claim.

                  (vi) COMPLIANCE WITH PROCEDURES. Notwithstanding the terms of this Section 13, the Indemnified Party shall not be entitled to indemnification pursuant to this Section 13 unless the Indemnified Party (x) delivers the notice required under Section 13(d)(i) (and in the case of a representation and warranty, prior to the expiration of the representation and warranty in issue) and (y) permits the Indemnifying Party to exercise its rights under Section 13 with respect to the defense of claims or legal proceedings; provided, however, that the failure to comply with the foregoing requirements under (y) shall constitute a defense to the indemnity obligations of the Indemnifying Party hereunder only to the extent that the Indemnifying Party suffers actual prejudice as the result of such failure to comply.

                  (vii) DAMAGES. When calculating Damages under this Section 13, Damages shall be calculated net of any tax benefit or insurance proceeds realized by the Indemnified Party as a result of the events giving rise to its right to indemnification under this Section 13.

                  (viii) EXCLUSIVE NATURE OF INDEMNIFICATION PROVISIONS. From and after the Effective Time, the Buyer Group's and the Seller's Group right to indemnification under this Section 13 shall be their sole and exclusive right and remedy for recovering from the other Damages arising out of, or relating to, claims by third parties and they shall not be entitled to pursue, and hereby expressly waive, any and all rights that may otherwise be available either at law or in equity against the other with respect to Damages arising out of claims by third parties.

         SECTION 14. TERMINATION.

         14.01 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual agreement of Seller and Buyer;

         (b) by Buyer, if there has been a material violation or breach by Seller of any of the agreements, representations or warranties contained in this Agreement, unless Seller has informed Buyer that such violation or breach will be cured on or before the Closing Date;

         (c) by Seller, if there has been a material violation or breach by Buyer or R&M Parent of any of the agreements, representations or warranties contained in this Agreement, unless Buyer has informed Seller that it will be cured on or before the Closing Date; or

         (d) by either Seller or Buyer (provided the party causing termination under this subsection (d) is not in material breach of its obligations under this Agreement) if the Effective Time shall not have occurred on or prior to September 15, 2001.

         14.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Buyer or Seller as provided in Section 14.01, this Agreement shall forthwith be of no further force and effect (except that the provisions of Sections 8, 9.03, 9.06 and 14.02 shall continue in full force and effect) and there shall be no liability on the part of Buyer and R&M Parent or Seller, except based upon: (i) a material and willful breach by a party of any of its obligations under this Agreement or (ii) the obligations set forth in Sections 8, 9.03, 9.06, and 14.02.

         SECTION 15. TAXES.

         (a) DEFINITIONS. For purposes of this Section 15, the following terms shall have the following meanings:

                  (i) "Seller's Tax Obligations" means (A) any and all Taxes relating any of the following periods: (1) a taxable period which ended on or before December 31, 2000 and (2) a tax period which began after December 31, 2000 and ended on or before the Effective Time, but only to the extent the liability for any Taxes for such period exceeded any amount accrued on the Interim Balance Sheet for such Taxes for such period plus any additional amount that would be accrued in the normal course of business by Romaco in a manner consistent with its past practice on its unaudited consolidated interim balance sheet as of the Effective Time and (B) Seller's Proportionate Share of any Taxes relating to a tax period which began after December 31, 2000 and ended after the Effective Time (an "ALLOCABLE PERIOD"), but only to the extent the liability for any Taxes for such Allocable Period is not for income taxes or taxes measured by net income and exceeded any amount accrued on the Interim Balance Sheet for such Taxes for such Allocable Period plus any additional amount that would be accrued in the normal course of business by Romaco in a manner consistent with its past practice on its consolidated balance sheet for the last day of such Tax period.

                  (ii) "Seller's Proportionate Share" means the percentage obtained by dividing the number of days in an Allocable Period that Romaco was owned by Seller by the total number of days in the Allocable Period.

         (b) INDEMNIFICATION OF BUYER GROUP. Subject to the minimum threshhold provisions at Section 13(c)(i), Seller shall be liable for, and shall hold the Buyer Group harmless from and against, any and all Taxes which are part of, or relate to, Seller's Tax Obligations. It is expressly agreed that Seller has no obligation to indemnify the Buyer Group for any Tax which is an income tax or a tax measured by net income and relates to an Allocable Period.

         (c) INDEMNIFICATION OF SELLER. Except for Taxes which are Seller's responsibility under Section 13(a)(x), Buyer, R&M Parent and the Companies shall be liable for, and shall hold, the Seller Group harmless from and against, any and all Taxes due or payable by a Company, R&M Parent or Buyer with respect to a Company for any taxable year or tax period beginning after the Effective Time and for any Tax period which is an Allocable Period to the extent that Taxes for the Allocable Period are not included in Seller's Tax Obligations.

         (d) FILING OF RETURNS. R&M Parent and Buyer shall cause each of the Companies to file any Tax Return with respect to the business, activities or assets of any of the Companies for any Allocable Period and R&M Parent and Buyer shall pay or cause the relevant Company to pay (subject to Seller's Tax Obligations to the Buyer Group in respect of such Taxes therefor) all Taxes shown as due on any such Tax Return.

         (e) REFUNDS. Any refunds or credits of Taxes attributable to a Company other than a Non-Consolidated Subsidiary for any Tax period shall be for the account of the Company entitled to the refund or credit. Any refunds or credits of Taxes attributable to a Non-Consolidated Subsidiary for any Tax period shall be for the account of the Non-Consolidated Subsidiary entitled to the refund or credit.

         (f) MAINTENANCE OF RECORDS AND ASSISTANCE. Seller and R&M Parent and Buyer shall each maintain (or, in the case of R&M Parent, cause the Companies to maintain) the books and records that relate to any Tax Return of a Company for a period of not less than seven years following the filing date of such Tax Return, shall thereafter give the other party at least 30 days notice of its intention to destroy any such records and shall, at the other party's request and expense, to the extent such records relate to a Company, turn over any such records to the other party instead of destroying them. As soon as practicable after a request by a member of the Seller Group or the Buyer Group ("Requesting party"), R&M Parent or Seller, as the case may be (the "Delivering Party"), shall deliver to the Requesting Party such information and data and make available such knowledgeable persons employed at the time of the request by the Delivering Party as the Requesting Party may reasonably request, in order to enable the Requesting Party to complete and file all Tax Returns which it is required to file with respect to the activities or assets of a Company or to respond to audits by any taxing authorities with respect to such activities or assets. The Delivering Party's obligation under this Section to permit the Requesting Party access to and to review the foregoing materials is conditioned upon the Requesting Party's execution of a reasonable confidentiality agreement with respect thereto.

         (g) NOTICE AND DEFENSE OF CLAIMS. If R&M Parent or a Company becomes aware of any assessment, official inquiry, examination or proceeding that could result in an official determination with respect to any Tax for which Seller could be liable pursuant to this Agreement, R&M Parent shall promptly so notify Seller in writing and the procedures set forth in Section 13(d) shall be applicable to the defense of the potential Tax claim, with Seller having the rights of an indemnifying party under Section 13(d) with respect to such Tax claim. If Seller becomes aware of any official inquiry, examination or proceeding that could result in an official determination with respect to any Tax for which R&M Parent or a Company could be liable pursuant to this Agreement, Seller shall promptly so notify R&M Parent in writing.

         (h) REPRESENTATIONS AND WARRANTIES OF SELLER WITH RESPECT TO TAXES. Seller represents and warrants to Buyer and R&M Parent as follows:

                  (i) TAX RETURN FILINGS. The Companies have duly filed or caused to be filed, or shall duly file or cause to be filed, in a timely manner (taking into account all extensions of due dates) with the appropriate Governmental Entity all Tax Returns, which are required to be filed on or before the Effective Time by or on behalf of the Companies and such returns are (or will be, in the case of those filed or caused to be filed between the date hereof and the Effective Time) complete and correct in all material respects, and all Taxes shown to be due on such Tax Returns have been or will have been paid in full on or before the Effective Time.

                  (ii) DEFICIENCIES. There are no unassessed Tax deficiencies proposed or threatened against any of the Companies, nor, except as set forth on SCHEDULE 15, are there any agreements, waivers, or other arrangements providing for extension of time with respect to the assessment or collection of any Tax against any of the Companies or any actions, suits, proceedings, investigations or claims now pending against any of them with respect to any Tax, or any matter under discussion with any federal, state, local or foreign authority relating to any Taxes.

                  (iii) TAX SHARING AGREEMENT. None of the Companies is a party to, is bound by, or has any obligation under any Tax sharing, Tax indemnity, or similar agreement.

                  (iv) INTERNATIONAL BOYCOTT. None of the Companies has participated in (and will not participate in) an international boycott within the meaning of Section 999 of the Code.

                  (v) U.S. REAL PROPERTY HOLDING CORPORATION. None of the Companies is, and none has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (vi) PERMANENT ESTABLISHMENT. Except as set forth on SCHEDULE 15, none of the Companies have, or has had, a permanent establishment in any foreign country other than their respective country of formation.

                  (vii) PASSIVE FOREIGN INVESTMENT COMPANY. Except as set forth on SCHEDULE 15, none of the Companies incorporated outside the United States is, or have been, a Passive Foreign Investment Company or have Qualifying Election Fund Status within the meaning of the Code.

         (i) SECTION 338. Buyer shall have the right, in its sole discretion, to make, or to cause any of the Companies to make, a Section 338 election under the Code with respect to any of the Companies. Buyer and R&M Parent represent and warrant that they will hold Seller Group harmless from, and indemnify Seller Group against, any loss or tax to Seller Group, resulting, direct or indirectly, from any such Section 338 election.

         SECTION  16. MISCELLANEOUS

         16.01 ASSIGNMENT; NO THIRD-PARTY RIGHTS. This Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the parties hereto and their permitted successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other, except Buyer may, without the prior written consent of Seller, assign this Agreement and the rights of Buyer hereunder to any Affiliate of Buyer. No assignment of this Agreement shall relieve the assigning party of responsibility for the performance of any of its obligations hereunder. Nothing herein is intended to, nor shall it, create any rights in any person other than the parties hereto and their respective successors and assigns.

         16.02 ENTIRE AGREEMENT. This Agreement and the agreements to be executed in connection herewith sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. All Schedules and Exhibits and any documents and instruments delivered pursuant to any provisions hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

         16.03 SECTION AND OTHER HEADINGS; NUMBER. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Words used in this Agreement in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

         16.04 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the second business day after delivery to Federal Express or similar overnight courier; or (iv) on the tenth day after mailing, if mailed to the party to whom notice is to be given, by registered or certified mail, postage prepaid and properly addressed, to the party as follows:

                  If to Buyer:

                       Robbins & Myers Holdings, Inc.
                       1400 Kettering Tower
                       Dayton, Ohio 45423
                       TEL: (937) 222-2610
                       FAX: (937) 225-3314
                       Attention: President

                  If to R&M Parent:

                       Robbins & Myers Holdings, Inc.
                       1400 Kettering Tower
                       Dayton, Ohio 45423
                       TEL: (937) 222-2610
                       FAX: (937) 225-3314
                       Attention: President

                  With a copy of any communication to either Buyer or R&M Parent to:

                       Thompson Hine LLP
                       2000 Courthouse Plaza N.E.
                       10 W. Second Street
                       Dayton, Ohio 45402
                       TEL: 937-443-6586
                       FAX:  937/443-6635
                       Attention:  Joseph M. Rigot, Esq.

                  If to Seller:

                       Brian Fenwick-Smith
                       13, boulevard de Swisse
                       MC 98000 Monaco
                       TEL:  +377 93 25 35 23
                       FAX:  +377 97 97 27 77

                       With copies of any communication to Seller to:

                       Duke, Holzman,Yaeger & Photiadis, LLP
                       2500 Main Place Tower
                       Buffalo, New York   14202
                       TEL:  (716) 855-1111
                       FAX:  (716) 855-0327
                       Attention: Robert L. Bencini, Esq. and Gary M. Kanaley,
                                  Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

         16.05 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the substantive law of the State of New York regardless of the laws that might otherwise govern under principles of conflict of laws applicable thereto.

         16.06 CONSENT TO JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the state courts of the County of Erie, State of New York, or the Federal Courts, Western District, State of New York. The parties hereto consent to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, the parties hereto agree that service of process on such party may be made upon the designated person at the address provided in Section 16.04 hereof and shall be deemed to be effective service of process on such party.


         16.07 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

         16.08 SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Laws but if any provision or portion of a provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Laws in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of a provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of a provision had never been contained herein, so long as the economic and legal substance of the transactions contemplated hereby are not affected in a manner materially adverse to any party hereto.

         IN WITNESS WHEREOF, Buyer, R&M Parent and Seller have each caused this Agreement to be executed in a manner sufficient to legally bind them as of the day set forth on the first page of this Agreement.

"Seller"

Brian Fenwick-Smith

/s/ Brian Fenwick-Smith
---------------------------------

"Buyer"                                     "R&M Parent"

ROBBINS & MYERS HOLDINGS, INC.              ROBBINS & MYERS, INC.



      By:  /s/ Gerald L. Connelly              By: /s/ Gerald L. Connelly
           -----------------------               ------------------------------
       Title:  President                       Title: President and CEO
               -------------------                   --------------------------

                                                                       EXHIBIT A
                                                                       ---------



                PROCEDURES FOR CALCULATING EARNOUT CONSIDERATION
                ------------------------------------------------

         The Earnout Consideration, if any, shall be calculated in accordance with the following procedures and provisions:

         1. The amount of the Earnout Consideration shall be an amount equal to the sum of the Sales Portion and the EBITDA Portion less the following: (i)
(Euro) 170,000 and (ii) any environmental remediation costs due Buyer pursuant to Section 9.08 to the extent known on the date the Earnout Consideration is paid. Notwithstanding anything contained in this Agreement to the contrary, any charges incurred by any of the Companies for which they are being reimbursed pursuant to clauses (i) or (ii) of the preceding sentence shall not be an expense for purposes of calculating the Earnout Consideration.

         2. The Sales Portion of the Earnout Consideration shall be calculated as follows:

                  A. Determine the excess of the Sales of the Companies for the 12 months ended December 31, 2001 over (Euro) 150,000,000, which amount is referred to as the "Performance Sales," provided, however, if Performance Sales as so determined exceeds (Euro) 22,000,000, Performance Sales shall be reduced to
                           (Euro) 22,000,000.

                  B. The product obtained by multiplying the Performance Sales by 0.75 is the "Sales Portion" of the Earnout Consideration.

         3. The EBITDA Portion of the Earnout Consideration shall be calculated as follows:

                  A. Determine the excess of the EBITDA of the Companies for the 12 months ended December 31, 2001 over (Euro) 12,000,000, which amount is referred to as the "Performance EBITDA."

                  B. The product obtained by multiplying the Performance EBITDA by 3.75 is the "EBITDA Portion" of the Earnout Consideration.

         4.       For purposes of this EXHIBIT A:

                  A. "Sales" means total sales billed to customers which are not Affiliates of any of the Companies after deducting credits for returned goods, prepaid freight or any other similar adjustment to sales and shall be computed on a basis consistent with the determination of sales in connection with Romaco's audited consolidated statement of income for the year ended December 31, 2000.

                  B. "EBITDA" means earnings of the Companies before interest and taxes plus depreciation expense and amortization expense. For purposes of illustrating the calculation of EBITDA, if it were determined from the audited consolidated statement of income of Romaco for the year ended December 31, 2000, it would be the result of Sales minus Cost of Sales, minus Operating Expenses (Research and Development, Selling Costs and General and Administrative Expenses), plus Depreciation Expense. In determining EBITDA, Sales, Cost of Sales, Operating Expenses, and Depreciation Expense shall be computed on a basis consistent with the determination of such items in connection with Romaco's audited consolidated statement of income for the year ended December 31, 2000.

                  c. Buyer represents and warrants that it will maintain the books and records of the Companies for the period from the Effective Time to December 31, 2001 in a manner that will readily allow for the calculation of Sales and EBITDA in accordance with the provisions of this EXHIBIT A.

                  d. Costs incurred after May 15, 2001 and included as expenses of any of the Companies after May 15, 2001 that are payments to third-parties that were incurred by any of the Companies primarily in connection with due diligence activities requested by Buyer or R&M Parent shall be excluded from expenses of the Companies in calculating EBITDA for the period in which such expenses were recorded. Such expenses include (i) travel expenses of Company personnel, lodging and meal costs, telephone and fax charges, and similar items payable to third parties and (ii) charges of Ernst & Young directly related to the such due diligence activities, including the fees and costs associated with any audit of the books and records of the Companies performed by Ernst & Young to prepare a Closing Date audit for R&M Parent.

                                            ----------------

                                                                       EXHIBIT E
                                                                       ---------

                           R&M PARENT NOTE TERM SHEET
                           --------------------------

                  The terms and provisions of the R&M Parent Note Agreement and the R&M Parent Note A ("Note A") and R&M Parent Note B ("Note B" and together with Note A, the "Notes") issued pursuant to such agreement shall be consistent with the following provisions:

NOTES                       Note A -10% subordinated notes due 2006

                            Note B -10% subordinated notes due 2007

COUPON: Payable quarterly in arrears on the principal amount, commencing one year after Closing in the case of Note A and on February 28, 2003 in the case of Note B.

MATURITY:                   Assuming a Closing Date of August 31, 2001, Note A
                            will mature on August 31, 2006 and Note B on February 28, 2007.

OPTIONAL REDEMPTION:        The Notes may be prepaid, in whole or in part, at
                            anytime, with a prepayment penalty as follows:

                            -10% of the amount being repaid for any amount
                                     prepaid in the first year the Note is
                                     outstanding;

                            -8% of the amount being repaid for any amount
                                     prepaid in the second year the Note is
                                     outstanding;

                            -6% of the amount being repaid for any amount
                                     prepaid in the third year the Note is
                                     outstanding;

                            -0% of the amount being repaid for any amount
                                     prepaid after the third year.

MANDATORY REDEMPTION:       The Notes are redeemable, in whole or in part, at
                            the holder's option, at 100% of par PLUS accrued interest upon a Change of Control of R&M Parent.

RANKING:                    The Notes will be pari passu with R&M Parent's U.S.
                            $65,000,000 Subordinated Convertible Notes Due 2003 (the "R&M

                            Convertibles") and will be subordinate to the same senior debt as the R&M Convertibles.

COVENANTS:                  Same as R&M Convertibles.



EVENTS OF DEFAULT:          Same as R&M Convertibles.



DEFAULT RATE:               12%

                                                         REVISED: AUGUST 9, 2001

                                                                       EXHIBIT B
                                                                       ---------

                          CORPORATE INFORMATION EXHIBIT
                          -----------------------------

         The following "Corporate Information Exhibit" sets forth with respect to each of the Companies: (a) legal name of the Company; (b) the jurisdiction in which, and date on which, the Company was incorporated; (c) the capitalization of the Company, including the number of authorized shares of each class of its capital stock, the number of issued and outstanding shares of each class of its capital stock, the registered holders of any of the Company's outstanding shares and the number of shares and class of its stock held by each such registered owner as the same will be at the Effective Time; (d) jurisdictions in which the Company is qualified to do business as a foreign corporation; (e) any Security Interests existing with respect to any outstanding shares of capital stock of the Company; and (f) the primary business activity of the Company.


(1) ROMACO N.V.

         a.       Legal Name:  ROMACO N.V.

         b.       Jurisdiction and the date of incorporation: NETHERLANDS
                                                              ANTILLES (CURACAO)
                                                              SEPTEMBER 3, 1984
         c.       Capitalization of the Company:

                                                 Name of Registered
Class of  Authorized         Issued/Paid         Owner/number of
Shares    Capital            Capital             Shares Owned
------    -------            -------             ------------
COMMON    (Euro)900,000/     (Euro)435,510/      [BRIAN FENWICK-SMITH - 9,375]
SHARES           20,000              9,375


         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company: INVESTMENT/HOLDING COMPANY

                                     PART A
                                     ------
                            CONSOLIDATED SUBSIDIARIES
                            -------------------------

(2) ROMACO S.A.M. - CONSOLIDATED SUBSIDIARY

         a.       Legal Name: ROMACO S.A.M.

         b.       Jurisdiction and the date of incorporation: PRINCIPALITY OF
                                                              MONACO
                                                              DECEMBER 13, 1985
         c.       Capitalization of the Company:

                   Number of                      Name of Registered
Authorized         Authorized       Outstanding   Owner/Number of
Capital            Shares           Shares        Shares Owned
-------            ------           ------        ------------
(Euro)150,000      500              500           [ROMACO N.V.  - 470]
                   PAR VALUE -                    [30 QUALIFYING SHARES HELD BY:
                   (Euro)300 EACH                 BRIAN FENWICK-SMITH
                                                  ROBERT FENWICK-SMITH
                                                  MRS. DIEMUT FENWICK-SMITH]

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f. Primary business of the Company: MANAGEMENT AND CONSULTING FOR THE COMPANIES IN THE ROMACO GROUP, AND, IN FURTHERANCE OF THOSE PURPOSES, ANY OPERATIONS REGARDING ANY TYPE OF ASSETS THAT ADVANCE THOSE PURPOSES.


(3) ROMACO FINANCE B.V. - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  ROMACO FINANCE B.V.

         b.       Jurisdiction and the date of incorporation:  THE NETHERLANDS
                                                               JUNE 19, 1985
         c.       Capitalization of the Company:
                                                       Name of Registered
Class of            Authorized        Issued/Paid      Owner/Number of
Shares              Capital           Capital          Shares Owned
------              -------           -------          ------------
                    NLG 175,000/      NLG 35,000/      ROMACO N.V. - 35
                    175 SHARES        35 SHARES

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company:


(4) DIOPTEC SCAN LIMITED - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  DIOPTEC SCAN LIMITED

         b.       Jurisdiction and the date of incorporation: UNITED KINGDOM
                                                              JUNE 6, 1991
         c.       Capitalization of the Company:

                     Number of                   Name of Registered
Class of             Authorized     Outstanding  Owner/Number of
Shares               Shares         Shares       Shares Owned
------               ------         ------       ------------
ORDINARY             300,000,000     2           ROMACO N.V.(FORMERLY ROBANNIC
                     PAR VALUE-                  N.V.)-2
                     (POUND)1.00 EACH

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f. Primary business of the Company: MANUFACTURING AND DISTRIBUTION OF PRODUCTION AND PACKAGING MACHINERY FOR THE PHARMACEUTICAL AND HEALTHCARE INDUSTRIES.


(5) ROMACO HOLDINGS UK LIMITED - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  ROMACO HOLDINGS UK LIMITED

         b.       Jurisdiction and the date of incorporation:  UNITED KINGDOM
                                                               OCTOBER 20, 1992
         c.       Capitalization of the Company:

                     Number of                        Name of Registered
Class of             Authorized        Outstanding    Owner/Number of
Shares               Shares             Shares        Shares Owned
------               ------             ------        ------------

ORDINARY             4,000,000         3,900,000      DIOPTEC SCAN LIMITED -
                     PAR VALUE-                       3,900,000
                     (POUND)1.00 EACH

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company: INVESTMENT HOLDING COMPANY


(6) ROMACO INTERNATIONAL B.V. - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  ROMACO INTERNATIONAL B.V.

         b.       Jurisdiction and the date of incorporation:  THE NETHERLANDS
                                                               JUNE 23, 1983
         c.       Capitalization of the Company:

                                                         Name of Registered
 Class of            Authorized        Paid/Issued       Owner/Number of
 Shares              Capital           Capital           Shares Owned
 ------              -------           -------           ------------
                     NLG 5,820,000/    NLG 1,164,000/    ROMACO HOLDINGS UK LTD
                     5,820 SHARES      1,164 SHARES      . - 1,164

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company:


(7) ROBANNIC OVERSEAS FINANCE A.V.V. - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  ROBANNIC OVERSEAS FINANCE A.V.V.

         b.       Jurisdiction and the date of incorporation:  NETHERLANDS
                                                               ANTILLES (ARUBA)
                                                               APRIL 5, 1994
         c.       Capitalization of the Company:

                                                         Name of Registered
Class of            Authorized         Paid              Owner/Number of
Shares              Capital            Capital           Shares Owned
------              -------            -------           ------------
                    (Euro)45,000,000   (Euro)36,000,000  ROMACO NV - 81,000,000

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company:


(8) ROMACO ARGENTINA S.A. - CONSOLIDATED SUBSIDIARY - 50% OWNED

         a.       Legal Name:  ROMACO ARGENTINA S.A.

         b.       Jurisdiction and the date of incorporation: ARGENTINA
                                                              FEBRUARY 18, 2000
         c.       Capitalization of the Company:

                     Number of                    Name of Initial Registered
Stock                Authorized     Outstanding   Owner/Number of
Capital              Shares         Shares        Shares Owned
---------            ------         ------        ------------
$200,000.00          20,000         20,000        ROMACO S.P.A. - 10,000
                     PAR VALUE -                  CESAR MANUEL VALENTIN CARRO -
                     $10 EACH                     10,000

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f. Primary business of the Company: THE PURCHASE, REPAIR, TECHNICAL ASSISTANCE, IMPORTATION AND EXPORTATION OF MACHINES DESIGNED FOR FRACTIONAL PROCESS, PACKING AND BOTTLING OF PHARMACEUTICAL PRODUCTS AND COSMETICS, INCLUDING BIOLOGICAL PRODUCTS AND THE PACKING OF PRODUCTS DERIVED FROM THE FOOD INDUSTRY.


(9) ROMACO AUSTRALIA PTY LTD. - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  ROMACO AUSTRALIA PTY LTD.

         b.       Jurisdiction and the date of incorporation: QUEENSLAND
                                                              NOVEMBER 11, 1998
         c.       Capitalization of the Company:

                     Number of                     Name of Registered
Class of             Authorized      Outstanding   Owner/Number of
Shares               Shares          Shares        Shares Owned
------               ------          ------        ------------
ORDINARY             1,000,000       1,000,000     ROMACO INTERNATIONAL B.V. -
                     PAR VALUE - 1                 1,000,000

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company:  HOLDING


(10) ROMACO BOSSPAK - CONSOLIDATED SUBSIDIARY - 51% OWNED PARTNERSHIP

         a.       Legal Name:  N/A

         b.       Jurisdiction and the date of incorporation:  GENERAL
                                                               PARTNERSHIP

         c.       Capitalization of the Company:

                  NAME OF REGISTERED OWNER/PERCENTAGE OWNERSHIP
                  ROMACO AUSTRALIA PTY LTD. - 51%
                  BOSSPAK PTY. LTD. - 49%

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e. Security Interests with respect to the ownership interests of the Company: NONE.

         f. Primary business of the Company: THE BUSINESS OF DESIGN, MANUFACTURE, AND DISTRIBUTION OF PACKAGING MACHINERY FOR THE PHARMACEUTICAL INDUSTRY.


(11) ROMACO S.A. - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  ROMACO S.A.

         b.       Jurisdiction and the date of incorporation:  COLOMBIA
                                                               MAY 28, 1998
         c.       Capitalization of the Company:

                                                 Name of Registered
Authorized           Subscribed   Paid           Owner/Number of
Capital              Capital      Capital        Shares Owned
---------            -------      -------        ------------
COL $ 390,000,000    387,606,000  $387,606,000   [ROBANNIC INTERNATIONAL B.V. -
                                                 94% THE FOLLOWING COMPANIES
                                                 HOLD 6% OF THE  SHARES:
                                                 ROBANNIC FINANCE B.V.
                                                 ROMACO S.P.A.
                                                 ZANCHETTA & C. S.R.L.

                                                 ROMANIC INTERNATIONAL B.V.]

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f. Primary business of the Company: IMPORT, COMMERCIALIZATION, SALE AND DISTRIBUTION OF MACHINERY, EQUIPMENT, AND SPARE PARTS USED IN THE PROCESSING AND PACKAGING OF PRODUCTS FOR THE PHARMACEUTICAL, COSMETICS AND FOOD INDUSTRY. INSTALLATION AND TECHNICAL SERVICES FOR REPAIRING AND MAINTENANCE OF THE COMMERCIALIZED EQUIPMENT AND MACHINERY. EXPORT OF MACHINERY, EQUIPMENT AND SPARE PARTS OF PRODUCTS FOR THE PHARMACEUTICAL, COSMETICS AND FOOD INDUSTRY AND SERVICES FOR THE EXPORTED ELEMENTS.


(12) INGENIERIE PHARMACEUTIQUE MODULAIRE (IPM) S.A - CONSOLIDATED SUBSIDIARY - 50% OWNED

         a.       Legal Name:  INGENIERIE PHARMACEUTIQUE MODULAIRE S.A.

         b.       Jurisdiction and the date of incorporation:  FRANCE
                                                               JULY 27, 1999
         c.       Capitalization of the Company:

                   Number of                      Name of Registered
Share              Authorized      Outstanding    Owner/Number of
Capital            Shares          Shares         Shares Owned
-------            ------          ------         ------------
FRF 1,500,000      1,500           1500           ROMACO INTERNATIONAL B.V. 747
                   PAR VALUE -                    ROMACO S.A.R.L. - 1
                   FRF 1,000 EACH                 MICHEL DAUNES -   1
                                                  LAURENT JERRAM - 1
                                                  PAUL SADARGUES - 747
                                                  PASCALE FOLLIN - 1
                                                  EMMANUELLE SADARGUES - 1
                                                  NELLY SADARGUES - 1

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f Primary business of the Company: THE DESIGN, STUDY, PRODUCTION, MARKETING AND SALE OF INDUSTRIAL PRODUCTION UNITS AND ALL RELATED SERVICES.

(13) PIEPENBROCK ENTERPRISES INC. - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  PIEPENBROCK ENTERPRISES INC.

         b.       Jurisdiction and the date of incorporation: DELAWARE
                                                              DECEMBER 15, 1989

         c.       Capitalization of the Company:

Share                 Authorized     Outstanding   Owner/Number of
Capital               Shares         Shares        Shares Owned
-------               ------         ------        ------------
                                                   100% HELD BY ROMACO N.V. OR
                                                   CONSOLIDATED SUBSIDIARY

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation:

         e.       Security Interests with respect to the capital stock of the
                  Company:

         f.       Primary business of the Company:


(14) ROMACO S.A.R.L.- CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  ROMACO S.A.R.L.

         b.       Jurisdiction and the date of incorporation:  FRANCE
                                                               OCTOBER 16, 1992
         c.       Capitalization of the Company:

                    Number of                     Name of Registered
Share               Authorized       Outstanding  Owner/Number of
Capital             Shares           Shares       Shares Owned
-------             ------           ------       ------------
FRF 7,500,000       7,500 SHARES     7,500        ROMACO INTERNATIONAL B.V. -
                    PAR VALUE                     7,499
                    FRF 1,000 EACH                ROMACO HOLDINGS UK LTD. - 1

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f. Primary business of the Company: PURCHASE AND SALE OF PACKAGING ARTICLES AND MACHINERY FOR INDUSTRIAL PURPOSES AND FOR MARKETING PHARMACEUTICAL, COSMETICS, FOOD PRODUCTS ETC.

(15) FRYMA S.A.R.L. - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  FRYMA S.A.R.L.

         b.       Jurisdiction and the date of incorporation:  FRANCE
                                                               MARCH 22, 2000
         c.       Capitalization of the Company:

                     Number of                         Name of Registered
Share                Authorized        Outstanding     Owner/Number of
Capital              Shares            Shares          Shares Owned
-------              ------            ------          ------------
FRF 100,000          100                               100% HELD BY ROMACO SARL
                     PAR VALUE
                     FRF 1,000 EACH

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company:


(16) ROMACO PHARMATECHNIK GMBH - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  ROMACO PHARMATECHNICK GMBH

         b.       Jurisdiction and the date of incorporation: GERMANY
                                                              SEPTEMBER 14, 1989
         c.       Capitalization of the Company:

                                  Name of Registered
Stated Share                      Owner/Number of
Capital                           Shares
-------                           ------
DM 13,000,000                     ROMACO INTERNATIONAL B.V. - DM 12,050,000
                                  ROMACO HOLDING UK LTD. - DM 500,000
                                  ROMACO FINANCE B.V. - DM 450,000

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f. Primary business of the Company: MANUFACTURER OF HORN, NOACK, AND SIEBLER MACHINERY, LAETUS EQUIPMENT SALES AND SERVICE.

(17) ROMACO ENGINEERING GMBH - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  ROMACO ENGINEERING GMBH

         b.       Jurisdiction and the date of incorporation:  GERMANY
                                                               MAY 31, 1994
         c.       Capitalization of the Company:

                                                     Name of Registered
Stated               Authorized    Outstanding       Owner/Number of
Capital              Shares        Shares            Shares Owned
-------              ------        ------            ------------
DM 100,000                                           ROMACO INTERNATIONAL B.V. -
                                                     100,000

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company: HOLDING


(18) LAETUS AM SANDBERG GERATEBAU GMBH -CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  LAETUS AM SANDBERG GERATEBAU GESELLSCHAFT
                               MITBESCHRANKTER HAFTUNG GMBH

         b.       Jurisdiction and the date of incorporation:  GERMANY
                                                               JUNE 14, 1974
         c.       Capitalization of the Company:

Stated                Number of                    Name of Registered
Share                 Authorized   Outstanding     Owner/Number of
Capital               Shares       Shares          Shares Owned
-------               ------       ------          ------------
DM 3,000,000.00                                    ROMACO PHARMATECHNIK GMBH -
                                                   3,000,000

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company: REAL ESTATE

(19) TEC SYSTEMS - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  TECHSYSTEMS HARD UND SOFTWARE FOR AUTOMATION GMBH

         b.       Jurisdiction and the date of incorporation:  GERMANY

         c.       Capitalization of the Company:

Stated               Number of                    Name of Registered
Share                Authorized   Outstanding     Owner/Number of
Capital              Shares       Shares          Shares Owned
-------              ------       ------          ------------
                                                  100% HELD BY ROMACO N.V. OR
                                                  CONSOLIDATED SUBSIDIARY

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company:


(20) FRYMAKORUMA GMBH - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  FRYMAKORUMA GMBH

         b.       Jurisdiction and the date of incorporation:  GERMANY
                                                               JULY 20, 1990
         c.       Capitalization of the Company:

Stated             Number of                      Name of Registered
Share              Authorized    Outstanding      Owner/Number of
Capital            Shares        Shares           Shares Owned
-------            ------        ------           ------------
(Euro)520,000                                     ROMACO HOLDINGS UK LIMITED -
                                                  (Euro)26,000
                                                  ROMACO PHARMATECHNIK GMBH -
                                                  (Euro)494,000

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: SHANGHAI (REG. CERT. 06544)

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company: MANUFACTURER OF FRYMAKORUMA
                  MACHINERY

(21) FRYMA GMBH - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  FRYMA GMBH

         b.       Jurisdiction and the date of incorporation:  GERMANY
                                                               AUGUST 27, 1987
         c.       Capitalization of the Company:

                     Number of                      Name of Registered
Class of             Authorized     Outstanding     Owner/Number of
Shares               Shares         Shares          Shares Owned
------               ------         ------          ------------
                                                    100% HELD BY ROMACO N.V. OR
                                                    CONSOLIDATED SUBSIDIARY

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company:


(22) ROMACO LTD. - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  ROMACO LIMITED

         b.       Jurisdiction and the date of incorporation:  HONG KONG
                                                               OCTOBER 20, 1999
         c.       Capitalization of the Company:

                    Number of                      Name of Registered
Authorized          Authorized       Outstanding   Owner/Number of
Capital             Shares           Shares        Shares Owned
---------           ------           ------        ------------
HK $3,000,000       3 MILLION        3 MILLION     ROMACO S.P.A. - 2,970,000
                    PAR VALUE                      ROMACO FINANCE B.V. - 30,000
                    HK $1.00 EACH

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company:  SALES AND SERVICE

(23) ROMACO MACHINERY LTD. - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  ROMACO MACHINERY LIMITED

         b.       Jurisdiction and the date of incorporation:  IRELAND
                                                               JULY 22, 1998
         c.       Capitalization of the Company:

PAR VALUE            AUTHORIZED CAPITAL   ISSUED SHARES    REGISTERED OWNER
---------            ------------------   -------------    ----------------
(POUND)1.00 EACH     (POUND) 1,000,000         1           ROMACO INTERNATIONAL
                                                           B.V. - 1

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f. Primary business of the Company: SELLING SUPPLY INSTALLATION AND SERVICE OF PROCESSING, PACKAGING AND PRINTING MACHINES TO THE PHARMACEUTICAL AND FOOD PROCESSING INDUSTRY.


(24) ROMACO S.P.A. - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  ROMACO S.P.A.

         b.       Jurisdiction and the date of incorporation:  ITALY
                                                               AUGUST 10, 1972
         c.       Capitalization of the Company:

                        Number of                   Name of Registered
Stated                  Authorized   Outstanding    Owner/Number of
Capital                 Shares       Shares         Shares Owned
-------                 ------       ------         ------------
(Euro)2,520,000.00                   500,000        ROMACO HOLDINGS UK LTD. -
                                                    .35% OR 1,750
                                                    ROMACO INTERNATIONAL B.V. -
                                                    99.65% OR 498,250

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f. Primary business of the Company: MANUFACTURING OF ELECTRO-MECHANIC EQUIPMENT FOR USE IN BEVERAGE, FOOD, CHEMICAL, COSMETIC AND PHARMACEUTICAL INDUSTRY.

(25) ZANCHETTA & C. S.R.L. - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  ZANCHETTA & C. S.R.L.

         b.       Jurisdiction and the date of incorporation:  ITALY
                                                               MARCH 15, 1978
         c.       Capitalization of the Company:

                     Number of                     Name of Registered
Stated               Authorized   Outstanding      Owner/Number of
Capital              Shares       Shares           Shares Owned
-------              ------       ------           ------------
(Euro)1,523,000.00                                 ROMACO S.P.A. - 1,173,000
                                                   ROMACO INTERNATIONAL B.V. -
                                                   350,000

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company:


(26) RODIC S.A. DE C.V. - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  RODIC S.A. DE C.V.

         b.       Jurisdiction and the date of incorporation:  MEXICO
                                                               APRIL 20, 1999
         c.       Capitalization of the Company:

                     Number of                      Name of Registered
Capital              Authorized      Outstanding    Owner/Number of
Stock                Shares          Shares         Shares Owned
-----                ------          ------         ------------
1,000,000 PESOS      TYPE A -        1000           ZANCHETTA & C. S.R.L. -
                     1000 PESOS                     990 TYPE A
                     PER SHARE                      ROMACO INTERNATIONAL BV -
                                                    10 TYPE A

                     TYPE AA-        1,876          ROMACO INTERNATIONAL BV -
1,876,000 PESOS      1000 PESOS                     19 AA
                     PER SHARE                      ZANCHETTA & C. S.R.L. -
                                                    1,857 AA

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f. Primary business of the Company: SALE OF EQUIPMENT FOR THE PHARMACEUTICAL AND CHEMICAL INDUSTRIES AND RENDERING OF TECHNICAL SERVICES.


(27) ROMACO MACHINERY, S.A. - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  ROMACO MACHINERY, S.A.

         b.       Jurisdiction and the date of incorporation:  SPAIN
                                                               MAY 17, 1993
         c.       Capitalization of the Company:

Current                                             Name of Registered
Share              Authorized      Paid             Owner/Number of
Capital            Capital         Capital          Shares Owned
-------            -------         -------          ------------
(Euro)598,295.50   9,955 SHARES    (Euro)598,295.50 ROMACO A.G. - 20% OR 1,991
                   PAR (Euro)60.10                  ROMACO S.P.A. - 80% OR 7,964
                   EACH

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f. Primary business of the Company: IMPORT, COMMERCIALIZATION, AND INSTALLATION OF MACHINERY USED TO MANUFACTURE AND PACKAGE FOOD, MEDICAL INSTRUMENTS, COSMETICS, PHARMACY, CHEMICAL AND SANITARY PRODUCTS, AND OTHER CONSUMER GOODS.


(28) ROMACO A.G. - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  ROMACO A.G.

         b.       Jurisdiction and the date of incorporation:  SWITZERLAND
                                                               MARCH 26, 1991  -
                                                               APRIL 23, 1991
         c.       Capitalization of the Company:

                     Number of                    Name of Registered
Share                Authorized    Outstanding    Owner/Number of
Capital              Shares        Shares         Shares Owned
---------            ------        ------         ------------
CHF 1,000,000        PAR VALUE     1,000          BEARER SHARES:
                     CFH 1,000                    CERT 1 FOR 996 SHARES
                     PER SHARE                    CERT 2 FOR 1 SHARE (NR. 997)
                                                  CERT 3 FOR 1 SHARE (NR. 998)

                                                  CERT 4 FOR 1 SHARE (NR. 999)
                                                  CERT 5 FOR 1 SHARE (NR. 1000
                                                  SHARE 999 AND 1000 ARE HELD
                                                  BY MR. WALTER EISENRING AND
                                                  MR. WILLY KELLER

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f. Primary business of the Company: THE MANUFACTURE, TRADE AND DISTRIBUTION OF MACHINERY AND SYSTEMS OF ALL KIND, ESPECIALLY OF PRINTING EQUIPMENT, LASER ENGRAVING MACHINES, LABELING SYSTEMS AND OTHER MACHINES FOR THE PACKAGING INDUSTRY AS WELL AS ALL SERVICES IN CONNECTION THEREWITH.


(29) ROMACO UK LTD. - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  ROMACO UK LIMITED

         b.       Jurisdiction and the date of incorporation:  UNITED KINGDOM
                                                               MARCH 21, 1984
         c.       Capitalization of the Company:

                     Number of                             Name of Registered
Class of             Authorized            Outstanding     Owner/Number of
Shares               Shares                Shares          Shares Owned
------               ------                ------          ------------
ORDINARY             1,000,000             1,000,000       ROMACO HOLDINGS UK
                     PAR VALUE (POUND)1.00                 LIMITED - 1,000,000
                     EACH

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f. Primary business of the Company: SELLING, INSTALLATION, AND SERVICING OF PROCESSING AND PACKAGING MACHINERY AND INSPECTION EQUIPMENT TO THE PHARMACEUTICAL AND OTHER INDUSTRIES.


(30) ROMACO INC. - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  ROMACO INC.

         b.       Jurisdiction and the date of incorporation:  DELAWARE
                                                               DECEMBER 3, 1990

         c.       Capitalization of the Company:

            Number of                   Name of Registered
Class of    Authorized     Outstanding  Owner/Number of
Shares      Shares         Shares       Shares Owned
------      ------         ------       ------------
COMMON      200 WITHOUT    145          ROMACO A.G. (FORMERLY FRYMA MACHINEN
            PAR VALUE                   AG) - 45 (CERT. 5)
                                        ROMACO HOLDINGS UK LTD. - 100 (CERT. 4)

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: NEW JERSEY.

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company:


(31) SIEBLER VERPAKUNGSTECHNIK, VERWALTUNGS UND BETEILIGUNGS GMBH - CONSOLIDATED
                                                                    SUBSIDIARY

         a. Legal Name: SIEBLER VERPAKUNGSTECHNIK, VERWALTUNGS UND BETEILIGUNGS GMBH

         b.       Jurisdiction and the date of incorporation:  GERMANY

         c.       Capitalization of the Company:

Stated               Number of                    Name of Registered
Share                Authorized   Outstanding     Owner/Number of
Capital              Shares       Shares          Shares Owned
-------              ------       ------          ------------
                                                  100% HELD BY ROMACO N.V. OR
                                                  CONSOLIDATED SUBSIDIARY

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company:

(32) MELTEC INDUSTRIELLE LESE UND KONTROLLSYSTEME GMBH - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  MELTEC INDUSTRIELLE LESE UND KONTROLLSYSTEME GMBH

         b.       Jurisdiction and the date of incorporation:  GERMANY

         c.       Capitalization of the Company:

Stated               Number of                    Name of Registered
Share                Authorized   Outstanding     Owner/Number of
Capital              Shares       Shares          Shares Owned
-------              ------       ------          ------------
                                                  100% HELD BY ROMACO N.V. OR
                                                  CONSOLIDATED SUBSIDIARY

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company:


(33) ROMACO (SCHWEIZ) AG - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  ROMACO (SCHWEIZ) AG

         b.       Jurisdiction and the date of incorporation:  SWITZERLAND

         c.       Capitalization of the Company:

                     Number of                     Name of Registered
Stated Share         Authorized   Outstanding      Owner/Number of
Capital              Shares       Shares           Shares Owned
-------              ------       ------           ------------
                                                   100% HELD BY ROMACO N.V. OR
                                                   CONSOLIDATED SUBSIDIARY

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company:


(34) FRYMA HOLDING AG - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  FRYMA HOLDING AG

         b.       Jurisdiction and the date of incorporation:  SWITZERLAND

         c.       Capitalization of the Company:

                     Number of                     Name of Registered
Stated Share         Authorized   Outstanding      Owner/Number of
Capital              Shares       Shares           Shares Owned
-------              ------       ------           ------------
                                                   100% HELD BY ROMACO N.V. OR
                                                   CONSOLIDATED SUBSIDIARY

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company:


(42) FRYMA AG - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  FRYMA AG

         b.       Jurisdiction and the date of incorporation:  SWITZERLAND

         c.       Capitalization of the Company:

                     Number of                       Name of Registered
Stated Share         Authorized   Outstanding        Owner/Number of
Capital              Shares       Shares             Shares Owned
-------              ------       ------             ------------
                                                     100% HELD BY ROMACO N.V. OR
                                                     CONSOLIDATED SUBSIDIARY

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company:


(43) FRYMA LIMITED- CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  FRYMA LIMITED

         b.       Jurisdiction and the date of incorporation: UNITED KINGDOM
                                                              SEPTEMBER 18, 1984
         c.       Capitalization of the Company:

                                                      Name of Registered
Class of             Authorized    Issued/Paid        Owner/Number of
Shares               Capital       Capital            Shares Owned
------               -------       -------            ------------
ORDINARY             75,000        (POUND)75,000/     ROMACO HOLDINGS UK LTD. -
                                   75,000 SHARES      75,000

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f. Primary business of the Company: IMPORTING OF MACHINERY FOR THE PHARMACEUTICAL, COSMETIC AND FOOD INDUSTRIES.



(44) INDEX MANUFACTURING - CONSOLIDATED SUBSIDIARY

         a.       Legal Name:  INDEX MANUFACTURING CO., INC.

         b.       Jurisdiction and the date of incorporation:  NEW JERSEY
                                                               OCTOBER 4, 1973

         c.       Capitalization of the Company:

                     Number of                   Name of Registered
Stated Share         Authorized   Outstanding    Owner/Number of
Capital              Shares       Shares         Shares Owned
-------              ------       ------         ------------
                                                 100% HELD BY ROMACO N.V. OR
                                                 CONSOLIDATED SUBSIDIARY

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation:

         e.       Security Interests with respect to the capital stock of the
                  Company: NONE.

         f.       Primary business of the Company:

                                     PART B
                                     ------
                           UNCONSOLIDATED SUBSIDIARIES
                           ---------------------------


(34) RANDOMAT INTERNATIONAL B.V. - UNCONSOLIDATED SUBSIDIARY

         a.       Legal Name:  RANDOMAT INTERNATIONAL B.V.

         b.       Jurisdiction and the date of incorporation:  THE NETHERLANDS
                                                               JUNE 19, 1985
         c.       Capitalization of the Company:

                                                   Name of Registered
 Class of         Authorized       Issued/Paid     Owner/Number of
 Shares           Capital          Capital         Shares Owned
 ------           -------          -------         ------------
                  NLG 10,000,000   NLG 5,700,000   100%  HELD BY ROMACO FINANCE
                                                   B.V.

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company:

         f.       Primary business of the Company:


(35) ROSCHERWERKE GMBH - UNCONSOLIDATED SUBSIDIARY

         a.       Legal Name:  ROSCHERWERKE GMBH

         b.       Jurisdiction and the date of incorporation:  GERMANY

         c.       Capitalization of the Company:

                     Number of                    Name of Registered
Stated Share         Authorized     Outstanding   Owner/Number of
Capital              Shares         Shares        Shares Owned
-------              ------         ------        ------------
DM 2,330,000.00                                   100% HELD BY ROMACO N.V. OR
                                                  ROMACO N.V. SUBSIDIARY

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company:

         f.       Primary business of the Company:


(36) ROBANNIC IMMOBILIEN- UNCONSOLIDATED SUBSIDIARY

         a.       Legal Name:  ROBANNIC IMMOBILIEN VERWALTUNG GMBH

         b.       Jurisdiction and the date of incorporation: GERMANY
                                                              SEPTEMBER 11, 1995
         c.       Capitalization of the Company:

                     Number of                     Name of Registered
Stated               Authorized   Outstanding      Owner/Number of
Capital              Shares       Shares           Shares Owned
-------              ------       ------           ------------
DM 2,330,000.00                                    100% HELD BY ROMACO N.V. OR
                                                   ROMACO N.V. SUBSIDIARY

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company:

         f.       Primary business of the Company:


(37) MODULATUS GRUNDSTUCKSVERMIETUNGSGESELLSCHAFT GMBH - UNCONSOLIDATED
     SUBSIDIARY

         a.       Legal Name:  MODULATUS GRUNDSTUCKSVERMIETUNGSGESELLSCHAFT GMBH

         b.       Jurisdiction and the date of incorporation:  GERMANY

         c.       Capitalization of the Company:

                     Number of                     Name of Registered
Stated Share         Authorized   Outstanding      Owner/Number of
Capital              Shares       Shares           Shares Owned
-------              ------       ------           ------------
DM 26,000                                          100% HELD BY ROMACO N.V. OR
                                                   ROMACO N.V. SUBSIDIARY

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company:

         f.       Primary business of the Company:  REAL ESTATE

(38) MODULATUS GRUNDSTUCKVERMIETUNGSGESELLSCHAFT GMBH & CO OBJECT WORMS KG -
                                                     UNCONSOLIDATED SUBSIDIARY

         a.       Legal Name: MODULATUS GRUNDSTUCKVERMIETUNGSGESELLSCHAFT GMBH &
                              CO OBJECT WORMS KG

         b.       Jurisdiction and the date of incorporation:  GERMANY

         c.       Capitalization of the Company:

Type of                    Partnership Owner/
Company                    Partnership Interest
-------                    --------------------
LIMITED PARTNERSHIP        100% HELD BY ROMACO N.V. OR
                           ROMACO N.V. SUBSIDIARY

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company:

         f.       Primary business of the Company:


(39) GEBA VERWALTUNGS GMBH- UNCONSOLIDATED SUBSIDIARY

         a.       Legal Name:  GEBA VENRWALTUNGS GMBH

         b.       Jurisdiction and the date of incorporation:  GERMANY

         c.       Capitalization of the Company:

                     Number of                     Name of Registered
Stated Share         Authorized   Outstanding      Owner/Number of
Capital              Shares       Shares           Shares Owned
-------              ------       ------           ------------
                                                   100% HELD BY ROMACO N.V. OR
                                                   ROMACO N.V. SUBSIDIARY

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company:

         f.       Primary business of the Company:

(40) GEBA VERWALTUNGS GMBH & CO KG - UNCONSOLIDATED SUBSIDIARY

         a.       Legal Name:  GEBA VERWALTUNGS GMBH & CO KG

         b.       Jurisdiction and the date of incorporation:  GERMANY

         c.       Capitalization of the Company:

                     Number of                     Name of Registered
Stated Share         Authorized   Outstanding      Owner/Number of
Capital              Shares       Shares           Shares Owned
-------              ------       ------           ------------
                                                   100% HELD BY ROMACO N.V. OR
                                                   ROMACO N.V. SUBSIDIARY

         d. Jurisdictions in which the Company is qualified to do business as a foreign corporation: N/A

         e.       Security Interests with respect to the capital stock of the
                  Company:

         f.       Primary business of the Company:

                   AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT
                   -------------------------------------------

                  THIS AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT ("Amendment No. 1") among ROBBINS & MYERS, INC., an Ohio corporation ("R&M Parent"), ROBBINS & MYERS HOLDINGS, INC., a Delaware corporation ("Buyer"), and BRIAN FENWICK-SMITH ("Seller") (the "Purchase Agreement") is made and entered into by R&M Parent, Buyer, and Seller as of August 28, 2001 under the following circumstances:

                           A. Buyer, Seller, and R&M Parent desire to amend
                  certain provisions of the Purchase Agreement as set forth herein; and

                           B. Capitalized terms used herein as defined terms and
                  not defined in this Amendment shall have the meaning ascribed to them in Section 1 of the Purchase Agreement;

                  NOW, THEREFORE, BUYER, SELLER, AND R&M PARENT HEREBY AMEND THE PURCHASE AGREEMENT AS FOLLOWS:

         The parties to the Purchase Agreement hereby delete from the Purchase Agreement all references to the R&M Parent Note Agreement. The parties will, in lieu of executing such agreement, include in R&M Parent Note A and R&M Parent Note B all of the provisions that would have been included in the separate R&M Parent Note Agreement.

         The Parties agree that the BFS Stock Purchase Agreement does not have to be executed or delivered at Closing. Seller hereby agrees that Seller has taken, or will take, all actions which the Seller or Seller's spouse would have been required to take if the BFS Stock Purchase Agreement had been executed.

                  IN WITNESS WHEREOF, R&M Parent, Buyer, and Seller have each caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

"Seller"

Brian Fenwick-Smith

 /S/ BRIAN FENWICK-SMITH
  -----------------------

"Buyer"                                    "R&M Parent"

ROBBINS & MYERS HOLDINGS, INC.             ROBBINS & MYERS, INC.



 By:  /s/ Gerald L. Connelly               By:   /s/ Gerald L. Connelly
      ------------------------------             -------------------------------
    Title:    President                       Title:   President and CEO
               ---------------------                   -------------------------